Exhibit 10.12

Execution Copy

LICENSE AND COLLABORATION AGREEMENT

BY AND BETWEEN

FREQUENCY THERAPEUTICS, INC.

AND

ASTELLAS PHARMA INC.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

i

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

LIST OF EXHIBITS

Exhibit A – List of Frequency Patent Rights Existing as of the Effective Date

Exhibit B – Initial Development Outline

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

v

LICENSE AND COLLABORATION AGREEMENT

THIS LICENSE AND COLLABORATION AGREEMENT (this “Agreement”) is made and entered into as of July 16, 2019 (“Effective Date”) between Frequency Therapeutics, Inc., a corporation organized and existing under the laws of Delaware, with a principal place of business at 19 Presidential Way, Woburn, MA 01801(“Frequency”), and Astellas Pharma Inc., a corporation organized and existing under the laws of Japan, with a principal place of business at 5-1, Nihonbashi-Honcho 2-chome, Chuo-ku, Tokyo 103-8411 (“Astellas”).

Frequency and Astellas may be referred to herein individually as a “Party,” and collectively, as the “Parties.”

RECITALS

WHEREAS, Frequency is the owner of, or otherwise controls, the Frequency Technology (as defined below);

WHEREAS, Astellas has expertise in the development of pharmaceutical products and has regulatory and commercial capabilities in the Astellas Territory, and is interested in obtaining an exclusive license to Develop, Manufacture and Commercialize the Licensed Products in the Astellas Territory (each as defined below); and

WHEREAS, the Parties desire to collaborate to Develop, Manufacture and Commercialize the Licensed Products.

NOW THEREFORE, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. “Accounting Standards” means (a) with respect to Frequency, United States Generally Accepted Accounting Principles, and (b) with respect to Astellas, International Financial Reporting Standards, in each case, consistently applied.

Section 1.02. “Acquired Party” has the meaning set forth in Section 17.02 (Acquisitions) hereof.

Section 1.03. “Acquirer” has the meaning set forth in Section 17.02 (Acquisitions) hereof.

Section 1.04. “Affiliate” means, with respect to an entity, any corporation or other business entity controlled by, controlling, or under common control with such entity, but in each case only for so long as such control continues, with “control” meaning (a) direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock of, or at least a fifty percent (50%) interest in the income of, the applicable entity (or such lesser percentage that is

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

the maximum allowed to be owned by a foreign entity in a particular country and is sufficient to grant the holder of such voting stock or interest the power to direct the management and policies of such entity) or (b) possession, directly or indirectly, of the power to direct the management and policies of an entity, whether through ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise.

Section 1.05. “Alliance Manager” has the meaning set forth in Section 3.14 (Alliance Managers) hereof.

Section 1.06. “Arbitration Request” has the meaning set forth in Section 16.01(a) (Arbitration Request) hereof.

Section 1.07. “ARHL” means age-related hearing loss [***].

Section 1.08. “Astellas Collaboration IP” has the meaning set forth in Section 10.01(c) (Ownership).

Section 1.09. “Astellas Entity” means, as applicable, (a) Astellas, (b) any of Astellas’ Affiliates or (c) any direct or indirect sublicensee or contractor of Astellas or any of Astellas’ Affiliates (other than any Frequency Entity).

Section 1.10. “Astellas Indemnitees” has the meaning set forth in Section 14.01 (Indemnification by Frequency) hereof.

Section 1.11. “Astellas In-License Agreement” means any agreement, other than this Agreement and [***], pursuant to which any Astellas Entity has in-licensed or otherwise acquired the right to practice, or in-licenses or otherwise acquires the right to practice, any Know-How related to, or Patent Rights that Cover, any of the Licensed Products in the Field in the Astellas Territory.

Section 1.12. “Astellas Know-How” means all Know-How (other than Know-How that is Joint Collaboration IP) that is (a) owned as of the Effective Date or during the Term by Astellas, (b) used by Astellas in the Development, Manufacture or Commercialization of any Licensed Product during the Term and (c) necessary or reasonably useful for the Development, Manufacture or Commercialization of any Licensed Product; provided that Astellas Know-How shall not include any Know-How to the extent related to any [***].

Section 1.13. [***]

Section 1.14. “Astellas Patent Rights” means all Patent Rights (other than a Patent Right that is Joint Collaboration IP) that both (a) are owned as of the Effective Date or during the Term by Astellas and (b) Cover any Licensed Product or their respective Development, Manufacture or Commercialization; provided that Astellas Patent Right shall not include any Patent Right to the extent such Covers any [***].

Section 1.15. “Astellas Product Data” has the meaning set forth in Section 2.05 (Product Data and Regulatory Documents) hereof.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 1.16. “Astellas Regulatory Documents” means Regulatory Documents Controlled by Astellas at any time during the Term that relate to a Licensed Product in the Astellas Territory.

Section 1.17. “Astellas Technology” means the Astellas Know-How, Astellas Patent Rights, Astellas Collaboration IP, and Astellas’ interest in the Joint Collaboration IP.

Section 1.18. “Astellas Territory” means the entire world other than the Frequency Territory.

Section 1.19. “Bankrupt Party” has the meaning set forth in Section 15.05(a) (Termination for Bankruptcy and Rights in Bankruptcy) hereof.

Section 1.20. “Breach Notice” has the meaning set forth in Section 15.04 (Termination for Breach) hereof.

Section 1.21. “Breaching Party” has the meaning set forth in Section 15.04 (Termination for Breach) hereof.

Section 1.22. “Business Day” means a day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in Boston, Massachusetts or in Tokyo, Japan are authorized or required by Law to remain closed.

Section 1.23. “Business Opportunity” has the meaning set forth in Section 2.07(a) (Right of First Negotiation) hereof.

Section 1.24. “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

Section 1.25. “Change in Control” means, as to a Party, the (a) consolidation or merger of such Party with or into any person or entity as a result of which the beneficial owners of the outstanding voting securities or other ownership interests of such Party immediately prior to such transaction have beneficial ownership of fifty percent (50%) or less of the outstanding voting securities or other ownership interests of such surviving person or entity immediately following such transaction; or (b) sale, transfer or other disposition of all or substantially all of the assets of such Party related to this Agreement; or (c) acquisition by any person or entity, or group of persons or entities acting in concert, of beneficial ownership of fifty percent (50%) or more of the outstanding voting securities or other ownership interests of such Party or the power, directly or indirectly, to elect a majority of the members of such Party’s board of directors or similar governing body; or (d) acquisition by any person or entity, or group of persons or entities acting in concert, of the power to direct the management or policies of such Party. No initial or subsequent offering by a Party of securities for sale on a public securities exchange shall be considered to be or to involve a Change in Control of such Party unless such offering meets the requirements of clause (c) of the preceding sentence; provided, however, that an acquisition of voting securities by an underwriter in an underwritten public offering for the purpose of effecting a wider distribution of such voting securities shall be deemed not to meet the requirements of clause (c) of the preceding sentence.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 1.26. “Clinical Development Plan” has the meaning set forth in Section 4.01 (Joint Development in the Field in the Territory) hereof.

Section 1.27. “CMC” has the meaning set forth in Section 2.04(b) (Ongoing Transfer) hereof.

Section 1.28. “CMO” has the meaning set forth in Section 3.04(c) (Joint Manufacturing Committee) hereof.

Section 1.29. “Collaboration IP” has the meaning set forth in Section 10.01 (Ownership) hereof.

Section 1.30. “Combination Product” has the meaning set forth in Section 1.107 (Net Sales) hereof.

Section 1.31. “Commercialization” or “Commercialize” means, with respect to a pharmaceutical product, any and all activities directed to the marketing, promotion, importation, distribution, pricing, Reimbursement Approval, offering for sale, or sale of such pharmaceutical product, and interacting with Regulatory Authorities regarding the foregoing. Commercialization shall exclude Development and Manufacturing.

Section 1.32. “Commercialization Plan and Report” means, with respect to a Licensed Product in an indication in the Field, a written report including the following: [***], in each case with respect to the Commercialization of such Licensed Product in such indication in, with respect to Astellas, the Major Asian Countries and the Major European Countries and, with respect to Frequency, the U.S.

Section 1.33. “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective, [***]. With respect to any efforts [***]. Commercially Reasonable Efforts shall be determined [***]. Further, to the extent that the performance of a Party’s obligations hereunder is [***].

Section 1.34. “Committee” has the meaning set forth in Section 3.01 (General) hereof.

Section 1.35. “Confidential Information” means, subject to Section 13.02 (Exceptions), Know-How and any technical, scientific, trade, research, manufacturing, business, financial, compliance, marketing, product, supplier, intellectual property or other information that may be disclosed by one Party or any of its Affiliates to the other Party or any of its Affiliates during the Term, regardless of whether such information is specifically designated as confidential and regardless of whether such information is in written, oral, electronic or other form. In addition, subject to Section 13.02 (Exceptions), all information that (a) was disclosed prior to the Effective Date by or on behalf of either Party or any of its Affiliates under, and subject to, [***] (“Confidentiality Agreement”) and (b) is “Confidential Information” as defined in the Confidentiality Agreement, shall be deemed “Confidential Information” hereunder.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 1.36. “Controlled” means, subject to Section 2.06(a) (Potential In-License Agreements) and Section 17.02 (Acquisitions), with respect to a Party, and any Know-How, Patent Right, Regulatory Documents or other intellectual property right, that such Party or any of its Affiliates has the ability (other than pursuant to a license granted to such Party under this Agreement) to grant to the other Party a license or sublicense to, or other right with respect to, such Know-How, Patent Right, Regulatory Documents or other intellectual property right without violating the terms of any preexisting agreement or other preexisting arrangement with any Third Party.

Section 1.37. “Cover,” “Covering” or “Covered” means, with respect to a given product, composition, technology, process or method and a given Patent Right, that, in the absence of ownership of, or a license granted under, a claim in such Patent Right, the manufacture, use, offer for sale, sale or importation of such product or composition or the practice of such composition, technology, process or method would infringe such claim (or, in the case of a claim of a pending patent application, would infringe such claim if it were to issue as a claim of an issued patent).

Section 1.38. “Deciding Party” has the meaning set forth in Section 3.11(c) (Final Decision-Making Authority) hereof.

Section 1.39. “Development” or “Develop” means Preclinical Research and clinical development activities, including (a) clinical trials of a pharmaceutical compound or product, investigator sponsored trials and registry studies (whether in monotherapy or as part of a combination therapy) and (b) preparation, submission, review and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct clinical trials or obtain Regulatory Approval of a pharmaceutical product. Development shall include clinical trials initiated prior to or, to the extent required by a Regulatory Authority, following receipt of Regulatory Approval, but shall exclude Manufacturing, Commercialization and Medical Affairs (including investigator sponsored trials and registry studies conducted following receipt of Regulatory Approval).

Section 1.40. “Development Plans” has the meaning set forth in Section 4.01 (Joint Development in the Field in the Territory) hereof.

Section 1.41. “Dollars” or “$” means the legal tender of the US.

Section 1.42. “Domain Name” means any unique name or identifier made up of a string of characters which are obtained by registration when there is a need to identify an internet related asset for use with websites or emails.

Section 1.43. “Drug Approval Application” means a New Drug Application as defined in the FD&C Act, or an equivalent application filed with any Regulatory Authority in any country other than the United States.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 1.44. “Entity” or “Entities” means, with respect to Frequency, the Frequency Entities, and with respect to Astellas, the Astellas Entities.

Section 1.45. “Event of Bankruptcy” has the meaning set forth in Section 15.05(a) (Termination for Bankruptcy and Rights in Bankruptcy) hereof.

Section 1.46. “Executive Officer” has the meaning set forth in Section 3.10 (Executive Officers; Disputes) hereof.

Section 1.47. “FCPA” has the meaning set forth in Section 12.05(b) (Anti-Corruption Compliance) hereof.

Section 1.48. “FDA” means the US Food and Drug Administration or any successor agency thereto.

Section 1.49. “FD&C Act” means the US Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time.

Section 1.50. “Field” means the diagnosis, treatment and prevention of all human diseases and health conditions.

Section 1.51. “First Commercial Sale” means, for each Licensed Product in the Field in a country in the Astellas Territory, the first sale for end use or consumption of such Licensed Product in the Field in such country by any Astellas Entity (or any Affiliate or permitted sublicensee of Astellas) in an arms’ length transaction to a Third Party following receipt of applicable Regulatory Approval of such Licensed Product in such country. Sales of a Licensed Product for clinical trials, compassionate use, named patient sales, patient assistance, other patient access programs, test marketing programs, non-registrational studies, and similar programs or studies shall not constitute a First Commercial Sale.

Section 1.52. “First Defending Party” has the meaning set forth in Section 10.03(d) (Enforcement and Defense) hereof.

Section 1.53. “First Party” has the meaning set forth in Section 3.11(c) (Final Decision-Making Authority) hereof.

Section 1.54. “Frequency Collaboration IP” has the meaning set forth in Section 10.01(c) (Ownership) hereof.

Section 1.55. “Frequency Entity” means, as applicable, (a) Frequency, (b) any of Frequency’s Affiliates or (c) any direct or indirect licensee, sublicensee or contractor of Frequency or any of Frequency’s Affiliates (other than any Astellas Entity).

Section 1.56. “Frequency Indemnitees” has the meaning set forth in Section 14.02 (Indemnification by Astellas) hereof.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 1.57. “Frequency Know-How” means all Know-How (other than Know-How that is Joint Collaboration IP) that is both (a) Controlled as of the Effective Date or during the Term by Frequency or any of its Affiliates and (b) necessary or reasonably useful for the Development, Regulatory Approval, Manufacture, Commercialization, or Medical Affairs of any Licensed Product in the Field in the Astellas Territory.

Section 1.58. “Frequency MEEI License Agreement” means that certain Non-Exclusive Patent License Agreement dated February 7, 2019 between Frequency and MEEI, as such may be amended from time to time.

Section 1.59. “Frequency Patent Rights” means all Patent Rights (other than a Patent Right that is Joint Collaboration IP) that both (a) are Controlled as of the Effective Date or during the Term by Frequency or any of its Affiliates and (b) Cover any Licensed Product, or its Development, Manufacture or Commercialization, in the Field. Frequency Patent Rights as of the Effective Date include those listed in Exhibit A.

Section 1.60. “Frequency Product Data” has the meaning set forth in Section 2.04(b) (Ongoing Transfer) hereof.

Section 1.61. “Frequency Regulatory Documents” means Regulatory Documents Controlled by Frequency or any of its Affiliates as of the Effective Date or at any time during the Term that relate to any Licensed Product.

Section 1.62. “Frequency Technology” means the Frequency Know-How, Frequency Patent Rights, Frequency Collaboration IP, and Frequency’s interest in the Joint Collaboration IP.

Section 1.63. “Frequency Territory” means the United States of America and all of its districts, territories and possessions.

Section 1.64. “GCP Quality Plan” has the meaning set forth in Section 4.05 (GCP Quality Plan) hereof.

Section 1.65. “Generic Product” means, with respect to a Licensed Product in the Astellas Territory, any pharmaceutical product that is sold by a Third Party under a marketing authorization granted by a Regulatory Authority to a Third Party and that [***].

Section 1.66. “Global Brand Strategy” means the global brand strategy for Licensed Products that determines, among other aspects, product positioning, messaging and market access strategies, trademark and logo selection and layout.

Section 1.67. “Global Medical Affairs Strategy” means the global Medical Affairs strategy for Licensed Products.

Section 1.68. “Good Clinical Practices” or “GCP” means the then-current good clinical practice standards, practices and procedures promulgated or endorsed by any applicable Regulatory Authority as set forth in the guidelines imposed by such Regulatory Authority, as may be updated from time to time.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 1.69. “Good Laboratory Practices” or “GLP” means the then-current good laboratory practice standards, practices and procedures promulgated or endorsed by any applicable Regulatory Authority as set forth in the guidelines imposed by such Regulatory Authority, as may be updated from time to time.

Section 1.70. “Good Pharmacovigilance Practices” or “GVP” means the then-current good pharmacovigilance practice standards, practices and procedures promulgated or endorsed by any applicable Regulatory Authority as set forth in the guidelines imposed by such Regulatory Authority, as may be updated from time to time.

Section 1.71. “Governmental Authority” means any federal, national, multinational, state, provincial, county, city or local government or any court, arbitrational tribunal, administrative agency or commission or government authority acting under the authority of any federal, national, multinational, state, provincial, county, city or local government.

Section 1.72. “Governmental Official” has the meaning set forth in Section 12.05(a) (Anti-Corruption Provisions) hereof.

Section 1.73. “GSK-3 Inhibitor” means a compound or composition that inhibits the activity of glycogen synthase kinase 3.

Section 1.74. “HDAC Inhibitor” means a compound or composition that inhibits the activity of histone deacetylase.

Section 1.75. “ICC” has the meaning set forth in Section 16.01(c) (General Arbitration Procedure for Disputes) hereof.

Section 1.76. “IND” means (a) an Investigational New Drug application for submission to the FDA in the United States or (b) any equivalent counterpart application in any country other than the United States, in each case including all supplements and amendments thereto.

Section 1.77. “Indemnified Party” has the meaning set forth in Section 14.03 (Procedure) hereof.

Section 1.78. “Indemnifying Party” has the meaning set forth in Section 14.03 (Procedure) hereof.

Section 1.79. “Infringement Activity” has the meaning set forth in Section 10.03(a) (Enforcement and Defense) hereof.

Section 1.80. “Initial Development Outline” means the initial outline of the Development strategy for Licensed Products in the Territory attached hereto as Exhibit B.

Section 1.81. “In-License Agreement” means (a) the MIT License Agreement, (b) any agreement existing as of the Effective Date pursuant to which Frequency or any of its Affiliates in-license or otherwise Control any Frequency Technology, and (c) any agreement entered into between Frequency or any of its Affiliates, on the one hand, and one or more Third Parties, on the other hand pursuant to Section 2.06(a) (Potential In-License Agreements). For clarity, the Frequency MEEI License Agreement shall not be considered an In-License Agreement for purposes of this Agreement.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 1.82. “Joint Collaboration IP” has the meaning set forth in Section 10.01(c) (Ownership) hereof.

Section 1.83. “Joint Commercialization Committee” or “JCC” has the meaning set forth in Section 3.01 (General) hereof.

Section 1.84. “Joint Development Committee” or “JDC” has the meaning set forth in Section 3.01 (General) hereof.

Section 1.85. “Joint Manufacturing Committee” or “JMC” has the meaning set forth in Section 3.01 (General) hereof.

Section 1.86. “Joint Manufacturing Plan” has the meaning set forth in Section 8.02 (Joint Manufacturing Plan) hereof.

Section 1.87. “Joint Medical Affairs Committee” or “JMAC” has the meaning set forth in Section 3.01 (General) hereof.

Section 1.88. “Joint Steering Committee” or “JSC” has the meaning set forth in Section 3.01 (General) hereof.

Section 1.89. “Joint Priority Patent Right(s)” has the meaning set forth in Section 10.02 (Prosecution of Patent Rights) hereof.

Section 1.90. “Joint Study” means a clinical study that each Party will use to support any Regulatory Filings or activity in such Party’s portion of the Territory and for which the Parties have agreed to conduct and share costs pursuant to the Clinical Development Plan.

Section 1.91. “Joint Study Costs” means all of both Parties’ out-of-pocket costs paid to Third Parties (i.e., not including either Party’s internal costs or overhead) of conducting Joint Studies.

Section 1.92. “Know-How” means inventions (whether patentable or not), discoveries, trade secrets, technology, information, Regulatory Documents, formulae, practices, methods, knowledge, know-how, processes, procedures, experience, results and test data (including physical, chemical, biological, toxicological, pharmacological, clinical, veterinary, analytical and quality control data), dosage regimens, control assays, product specifications, and marketing, pricing, distribution cost and sales data and descriptions; but excluding Patent Rights.

Section 1.93. “Knowledge” means the actual knowledge of Frequency, including any director, officer or employee of Frequency, in each case after reasonable due inquiry.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 1.94. “Law” means any law, statute, rule, regulation, order, judgment, standard or ordinance of any Governmental Authority.

Section 1.95. “Licensed Product” means (a) any single pharmaceutical product that contains both a GSK-3 Inhibitor and an HDAC Inhibitor, regardless of whether such GSK-3 Inhibitor and HDAC Inhibitor are the same or different compound(s) or composition(s) and regardless of whether alone or in combination with one or more other therapeutically active ingredients or (b) any group of two or more pharmaceutical products to be used as combination therapy (i.e. one product is administered to a patient simultaneously with, or within a set period of time of, another product(s) and sold for use as such combination therapy, whether sold individually or together) which, among the group of products, contain a GSK-3 Inhibitor and an HDAC Inhibitor, in each case of clause (a) and (b), in any dosage form or formulation, regardless of mode of administration. For clarity, Frequency’s developmental product known as FX-322 shall be a Licensed Product.

Section 1.96. “Local Registration Agent” means a local entity authorized by the license holder of an imported drug to manage the work associated with obtaining any Regulatory Approval or product registration (a) on behalf of Astellas in the Astellas Territory or (b) on behalf of Frequency in the Frequency Territory.

Section 1.97. “Losses” has the meaning set forth in Section 14.01 (Indemnification by Frequency) hereof.

Section 1.98. “Major Asian Country” means each of: [***].

Section 1.99. “Major European Country” means each of [***].

Section 1.100. “Manufacture” or “Manufacturing” means, as applicable, all activities associated with the production, manufacture, process of formulating, processing, filling, finishing, packaging, labeling, shipping, importing or storage of pharmaceutical compounds or materials, including process development, process validation, stability testing, manufacturing scale-up, preclinical, clinical and commercial manufacture and analytical development, product characterization, quality assurance and quality control development, testing and release.

Section 1.101. “Medical Affairs” means activities designed to ensure or improve the appropriate, effective and safe use of Licensed Products, and to understand and effectively communicate the science behind Licensed Products, their disease(s) state and therapy area under this agreement in the Territory through either proactive or reactive means. These activities may include: (a) non-promotional scientific communications, scientific exchange activities and conduction of non-promotional educational activities; (b) the provision of grants to support continuing medical education, scientific symposia, or Third Party related research like investigator-initiated trails; (c) development, publication and dissemination of scientific publications; (d) medical information services provided in response to unsolicited inquiries; (e) the conduct of advisory board meetings or other consultant programs to seek insights on patient unmet needs and data generation gaps to inform medical strategy and tactical plan development; (f) the conduct of company-sponsored data generation projects including but not limited to

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

investigator sponsored trials and registry studies conducted following receipt of Regulatory Approval, post-approval clinical trials not required by a Regulatory Authority, real world data evidence and patient reported outcomes research; and (g) engagement with Health Technology Assessments (HTA), payer and formulary decision-makers to support patient access to Licensed Products in the Territory within the framework of the medical affairs function, but excluding investigator-sponsored trials and registry studies conducted prior to the receipt of Regulatory Approval and other Development activities.

Section 1.102. “Medical Affairs Plan and Report” means, with respect to a Licensed Product in an indication in the Field, a written report including the following: (a) a high level written plan outlining the anticipated Medical Affairs activities over the next twelve-month period, (b) an executive summary of the past twelve (12) months of Medical Affairs activities including HEOR activities and publications, (c) strategic objectives aligned to critical success factors and (d) a description of planned Medical Affairs activities in the next twelve (12) months.

Section 1.103. “MEEI” means the Massachusetts Eye and Ear Infirmary or its successor or assign.

Section 1.104. “Missed Payment” has the meaning set forth in Section 9.02(e) (Development and CMC Development Costs; Certain Payments [***]).

Section 1.105. “MIT License Agreement” means that certain license agreement entered into as of December 13, 2016 by and between Frequency and the Massachusetts Institute of Technology.

Section 1.106. “Negotiation Period” has the meaning set forth in Section 2.07(a) (Right of First Negotiation).

Section 1.107. “Net Sales” means the gross invoice price of a particular Licensed Product sold or otherwise transferred to a Third Party (other than an Astellas Entity) by any Astellas Entity for consideration, reduced by the following amounts, all as calculated in accordance with Accounting Standards, consistently applied:

(a) discounts (including trade, quantity and cash discounts), cash and non-cash coupons, retroactive price reductions, and charge-back payments and rebates granted to any Third Party (including to governmental authorities, purchasers, reimbursers, customers, distributors, wholesalers, and group purchasing and managed care organizations or entities (and other similar entities and institutions));

(b) credits or allowances, if any, on account of price adjustments, recalls, claims, damaged goods, rejections or returns of items previously sold (including Licensed Product returned in connection with recalls or withdrawals) and amounts written off by reason of debt that is actually uncollected; provided that, if the debt is thereafter paid, the corresponding amount shall be added to the Net Sales of the period during which it is paid;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(c) rebates (or their equivalent), administrative fees, chargebacks and retroactive price adjustments and any other similar allowances granted by an Astellas Entity (including to governmental authorities, purchasers, reimbursers, customers, distributors, wholesalers, and group purchasing and managed care organizations or entities (and other equivalent entities and institutions)) which effectively reduce the selling price or gross sales of the Licensed Product;

(d) insurance, customs charges, freight, postage, shipping, handling, and other transportation costs actually incurred by an Astellas Entity in shipping Licensed Product to a Third Party; and

(e) import taxes, export taxes, excise taxes, sales tax, value-added taxes, consumption taxes, duties or other taxes levied on, absorbed, determined or imposed with respect to such sales (excluding income or net profit taxes or franchise taxes of any kind).

The sale or transfer of any Licensed Product between any Astellas Entities will not result in any Net Sales, with Net Sales to be based only on any subsequent sales or dispositions to non-Astellas Entity Third Parties.

Sales of a Licensed Product for use in conducting clinical trials of such Licensed Product in a country in order to obtain the Regulatory Approval of such Licensed Product in such country shall be excluded from Net Sales calculations for all purposes. Further, sales of a Licensed Product for compassionate use, named patient sales, patient assistance, other patient access programs, test marketing programs, non-registrational studies, and similar programs or studies, shall be excluded from Net Sales calculations.

Solely for purposes of calculating Net Sales, if Astellas, or any Astellas Entity sells a Licensed Product in the form of a combination product (including a co-formulation, co-administration or other combination therapy in each case that is otherwise a Licensed Product) [***] (such other therapeutically active ingredients, the “Other Product”) (whether combined in a single formulation or package, as applicable, or formulated separately but approved for co-administration or administration as a combination therapy by a Regulatory Authority) (such combination product, a “Combination Product”), then Net Sales of such Combination Product for the purpose of determining the payments due to Frequency pursuant to this Agreement will be calculated by multiplying actual Net Sales of such Combination Product (as determined in accordance with the above) by the fraction A/(A+B) where A is the gross selling price of a Licensed Product that does not contain such Other Product in such country and B is the gross selling price of the Other Product in such country when sold separately, in each case, during the relevant period. If the gross selling price of a Licensed Product in such country when sold separately in finished form (i.e., without the other active ingredients) can be determined but the gross selling price of the Other Product in such country cannot be determined, Net Sales in such country for purposes of determining royalty payments will be calculated by multiplying the actual Net Sales of the Combination Product in such country by the fraction A / C where A is the gross selling price of a Licensed Product that does not contain such Other Product in such

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

country when sold separately during the relevant period and C is the gross selling price of the Combination Product in such country. If such separate sales are not made in a country, Net Sales will be calculated by multiplying the actual Net Sales of the Combination Product in such country by a fraction fairly and reasonably reflecting the relative value contributed by the relevant Licensed Product (without the Other Product) to the total value of the Combination Product as determined by the Parties in good faith.

If non-monetary consideration is received by an Astellas Entity for any Licensed Product in the relevant country, Net Sales will be calculated based on the average price charged for such Licensed Product, as applicable, during the preceding royalty period, or, in the absence of such sales, the fair market value of the Licensed Product, as applicable, as determined by the Parties in good faith.

Section 1.108. “Non-Breaching Party” has the meaning set forth in Section 15.04 (Termination for Breach) hereof.

Section 1.109. “Notice of Intent” has the meaning set forth in Section 2.07(a) (Right of First Negotiation) hereof.

Section 1.110. “Notice Period” has the meaning set forth in Section 15.04 (Termination for Breach).

Section 1.111. “Other Covered Party” has the meaning set forth in Section 12.05(a) (Anti-Corruption Provisions) hereof.

Section 1.112. “Other Party” has the meaning set forth in Section 15.05(a) (Termination for Bankruptcy and Rights in Bankruptcy) hereof.

Section 1.113. “Other Product” has the meaning set forth in Section 1.107 (Net Sales) hereof.

Section 1.114. “Out-of-Pocket Costs” means amounts paid by a Party or any of its Affiliates to a Third Party for goods or services, but shall not include such Party’s, or any of its Affiliates’, internal or general overhead costs or expenses.

Section 1.115. “Patent Challenge” has the meaning set forth in Section 15.03 (Termination for Patent Right Challenge).

Section 1.116. “Patent Representative” has the meaning set forth in Section 10.06 (Patent Representatives).

Section 1.117. “Patent Rights” means (a) all patents and patent applications (including provisional applications) in any country or countries, (b) any substitutions, divisions, continuations, continuations-in-part, renewals, registrations, confirmations, extensions, supplementary protection certificates and all patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including international patent applications filed under the Patent Cooperation Treaty (PCT) and any foreign equivalents to any of the foregoing, and (c) all other forms of government-issued rights substantially similar to any of the foregoing.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 1.118. “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.

Section 1.119. “Pharmacovigilance Agreement” means that agreement between the Parties regarding pharmacovigilance obligations, including the receipt, investigation and reporting of adverse events and any other information related to the safety of the Licensed Products as set forth in Section 11.02 (Pharmacovigilance Agreement).

Section 1.120. “Phase 2b Clinical Trial” means a human clinical trial of a compound or product for an indication, the principal purpose of which is a further determination of efficacy for such indication and safety, in the target patient population, at the intended clinical dose or doses or range of doses, on a sufficient number of subjects and for a sufficient period of time to confirm the manner of use of such compound or product (dose and dose regimen) for such indication prior to initiation of Phase 3 Clinical Trials for such indication.

Section 1.121. “Phase 3 Clinical Trial” means a human clinical trial of a compound or product for an indication on a sufficient number of subjects that is designed to establish that the compound or product is safe and efficacious for its intended use, and to determine warnings, precautions and adverse reactions that are associated with the compound or product in the dosage range to be prescribed, and to support Regulatory Approval of the compound or product for such indication or label expansion of the compound or product.

Section 1.122. “Pivotal Trial” means a clinical trial of a product that satisfies both of the following ((a) and (b)):

(a) such trial includes a sufficient number of subjects and is designed to establish that such product has an acceptable safety and efficacy profile for its intended use, and to determine warnings, precautions and adverse reactions that are associated with such product in the dosage range to be prescribed, which trial is intended to support Regulatory Approval of such product, or a similar clinical study prescribed by an applicable Regulatory Authority; and

(b) such trial is a registration trial designed to be sufficient to support the filing of an application for a Regulatory Approval for such product in an applicable country or jurisdiction or some or all of an extra-national territory, as evidenced by (i) an agreement with or statement from an applicable Regulatory Authority, or (ii) other guidance or minutes issued by an applicable Regulatory Authority, for such registration trial.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 1.123. “Potential In-License Agreement” has the meaning set forth in Section 2.06 (In-License Agreements) hereof.

Section 1.124. “Preclinical Development Plan” has the meaning set forth in Section 4.01 (Joint Development in the Field in the Territory) hereof.

Section 1.125. “Preclinical Research” means preclinical and nonclinical research activities.

Section 1.126. “Public Statement” has the meaning set forth in Section 13.04 (Publicity) hereof.

Section 1.127. “Publication Guidelines” has the meaning set forth in Section 13.05 (Publications) hereof.

Section 1.128. “Publishing Party” has the meaning set forth in Section 13.05 (Publications) hereof.

Section 1.129. “Recipient” has the meaning set forth in Section 13.02 (Exceptions) hereof.

Section 1.130. “Regional Study” means any clinical trial for any Licensed Product that is not a Joint Study.

Section 1.131. “Regulatory Approval” means, with respect to a particular regulatory country or territory, all approvals, licenses, registrations and authorizations of all applicable Governmental Authorities (including Reimbursement Approval) that provide marketing approval for the commercial sale of a pharmaceutical product in one or more specified indications in such regulatory country or territory. For the sake of clarity, Regulatory Approval shall not be achieved for a Licensed Product in a country until all applicable Reimbursement Approvals have also been obtained for such Licensed Product in such country.

Section 1.132. “Regulatory Authority” means, in a particular country or territory, any applicable Governmental Authority involved in granting Regulatory Approval in such country or territory.

Section 1.133. “Regulatory Documents” means all (a) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations, approvals (including Regulatory Approvals) and marketing or regulatory exclusivities; (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files and complaint files; and (c) preclinical, clinical and other data, results, analyses, publications, and reports contained or referred to in any of the foregoing. For the avoidance of doubt, Regulatory Documents include Regulatory Approvals and Regulatory Filings.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 1.134. “Regulatory Filings” means all applications, filings, dossiers and the like submitted to a Regulatory Authority for the purpose of Developing, Manufacturing or Commercializing a product, including obtaining Regulatory Approval from that Regulatory Authority. Regulatory Filings include all INDs, Drug Approval Applications and other Regulatory Approval and Reimbursement Approval applications.

Section 1.135. “Reimbursement Approval” means an approval, agreement, determination or other decision by any applicable Regulatory Authority or other Governmental Authority that establishes prices at which a pharmaceutical product may be priced, or will be reimbursed by the Regulatory Authorities or other applicable Governmental Authorities, in a particular country or countries.

Section 1.136. “Rejected Regional Study” has the meaning set for in Section 15.02 (Termination at Will by Astellas) hereof.

Section 1.137. “Relevant Factors” means all relevant factors that may affect the Development, Manufacture, or Commercialization of a Licensed Product, including (as applicable): [***].

Section 1.138. “Representatives” has the meaning set forth in Section 13.01 (Generally) hereof.

Section 1.139. “Right of First Negotiation” has the meaning set forth in Section 2.07(a) (Right of First Negotiation) hereof.

Section 1.140. “Right of Last Refusal” has the meaning set forth in Section 2.07(b) (Right of First Negotiation) hereof.

Section 1.141. “Royalty Report” has the meaning set forth in Section 9.07 (Royalty Payments and Reports) hereof.

Section 1.142. “Royalty Term” has the meaning set forth in Section 9.06 (Royalties) hereof.

Section 1.143. “Rules” has the meaning set forth in Section 16.01 (Arbitration) hereof.

Section 1.144. “Severed Clause” has the meaning set forth in Section 18.03 (Severability) hereof.

Section 1.145. “SNHL” means sensorineural hearing loss and including at least [***].

Section 1.146. “Statement of Interest” has the meaning set forth in Section 2.07(a) (Right of First Negotiation) hereof.

Section 1.147. “Tax” means any present or future taxes, levies, imposts, duties, tariffs, charges, assessments or fees of any nature imposed by a Governmental Authority in the exercise of its taxing power (including interest, penalties and additions thereto), including value-added tax (“VAT”) and withholding tax.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 1.148. “Term” has the meaning set forth in Section 15.01 (Term) hereof.

Section 1.149. “Territory” means the combined Astellas Territory and Frequency Territory.

Section 1.150. “Territory Exclusive Development Activity” has the meaning set forth in Section 4.02 (Territory Exclusive Development) hereof.

Section 1.151. “Third Party” means any Person other than the Parties and their Affiliates.

Section 1.152. “Third Party Claimant” has the meaning set forth in Section 9.08 (Existing Frequency in-License Agreements; Inventorship Claims) hereof.

Section 1.153. “Trademark” means any trademark, trade name, service mark, service name, brand, trade dress, logo, slogan or other indicia of origin or ownership, including the goodwill and activities associated with each of the foregoing.

Section 1.154. “US” or “United States” means the United States of America, including its districts, territories and possessions.

Section 1.155. “Valid Claim” means (a) any claim of any Patent Right that has issued, is unexpired and has not been rejected, revoked or held unenforceable or invalid by a final, nonappealable (or unappealed within the time allowable for appeal) decision of a court or other Governmental Authority of competent country or (b) any claim of any patent application that has not been canceled, withdrawn, abandoned or finally rejected by an administrative agency action from which no appeal can be taken, provided that such application has been pending less than [***] ([***]) years from the date of filing of the earliest patent application to which such patent application claims priority.

ARTICLE II

LICENSES; EXCLUSIVITY

Section 2.01. Grants of Licenses

(a) Subject to the terms and conditions of this Agreement, Frequency hereby grants to Astellas:

(i) an exclusive (including as to Frequency and its Affiliates), royalty-bearing, sublicensable (solely in accordance with Section 2.02 (Rights to Sublicense or Subcontract)), nontransferable (except in accordance with Section 17.01 (Assignment)) license under the Frequency Technology to research, Develop, Manufacture, have Manufactured, use, seek and secure Regulatory Approval for, Commercialize, offer for sale, sell, have sold and import and otherwise exploit Licensed Products in the Field in the Astellas Territory; and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(ii) a co-exclusive (with Frequency having co-exclusive rights solely to the extent necessary to conduct activities expressly permitted under and in accordance with this Agreement), sublicensable (solely in accordance with Section 2.02 (Rights to Sublicense or Subcontract)), non-transferable (except in accordance with Section 17.01 (Assignment)) license under the Frequency Technology to research, Develop, Manufacture and have Manufactured Licensed Products in the Frequency Territory solely for the purpose of Commercializing Licensed Products in the Field in the Astellas Territory in accordance with this Agreement. For clarity, nothing in this license grant shall restrict or limit in any way Frequency’s rights under the Frequency Technology for the purpose of Commercializing Licensed Products in the Frequency Territory.

(b) Subject to the terms and conditions of this Agreement, Astellas hereby grants to Frequency:

(i) a non-exclusive, sublicensable (solely in accordance with Section 2.02 (Rights to Sublicense or Subcontract)), nontransferable (except in accordance with Section 17.01 (Assignment)) license under the Astellas Technology to research, Develop, Manufacture, have Manufactured, use, seek and secure Regulatory Approval for, Commercialize, offer for sale, sell, have sold and import and otherwise exploit Licensed Products in the Field in the Frequency Territory;

(ii) a non-exclusive, sublicensable (solely in accordance with Section 2.02 (Rights to Sublicense or Subcontract)), non-transferable (except in accordance with Section 17.01 (Assignment)) license under the Astellas Technology to research, Develop, Manufacture and have Manufactured Licensed Products in the Astellas Territory solely for the purpose of Commercializing Licensed Products in the Field in the Frequency Territory in accordance with this Agreement.

Section 2.02. Rights to Sublicense or Subcontract.

(a) General. Each Party shall have the right to sublicense any of the rights granted to it by the other Party under Section 2.01 (Grant of Licenses), to its Affiliates or Third Parties, or to have any of its obligations hereunder performed by or on behalf of its Affiliates or Third Parties, subject to this Section 2.02 (Rights to Sublicense or Subcontract). Each Party shall ensure that all of its Affiliates, sublicensees and subcontractors comply with all applicable provisions of this Agreement, and shall remain responsible for the acts or omissions of such entities with respect to this Agreement. Each Party will provide the other Party within [***] ([***]) days of execution a copy of any executed agreement with a Third Party sublicensee (but excluding any agreement

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

with a subcontractor that is solely for the performance of services on behalf of a Party or its Affiliates or sublicensees on a fee-for-service basis), which copy may be redacted only to the extent not relevant to the determination of a Party’s compliance with its sublicensing obligations and the terms of this Agreement.

(b) Responsibility for Sublicensees and Subcontractors. Notwithstanding any grant of sublicense, the sublicensing or subcontracting Party (as applicable) will remain liable to the other Party for the performance of all of its obligations under, and such Party’s and its sublicensees’ and subcontractors’ compliance with all provisions of, this Agreement. Any sublicense or subcontract agreement will include confidentiality, intellectual property, non-disclosure, and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement. Each Party agrees that it will be fully responsible and liable for any breach of the terms of this Agreement by any of its sublicensees or subcontractors to the same extent as if such Party itself has committed any such breach.

Section 2.03. No Other Rights and Retained Rights. Nothing in this Agreement shall be interpreted to grant either Party any rights under any Patent Rights or Know-How Controlled by the other Party that are not expressly granted herein, whether by implication, estoppel or otherwise, and, notwithstanding the foregoing provisions of Section 2.01 (Grants of Licenses), neither Party grants any right or license in this Agreement to the other Party under Patent Rights or Know-How Controlled by such Party with respect to active pharmaceutical ingredients or drug products other than the Licensed Products. Any rights not expressly granted to a Party by the other Party under this Agreement are hereby retained by such other Party.

Section 2.04. Knowledge Transfer.

(a) Initial Transfer. Within [***] ([***]) days following the Effective Date, Frequency shall, [***], provide to Astellas true, accurate and complete copies of all tangible embodiments containing or reflecting Frequency Know-How (including Regulatory Documents) in the possession of any Frequency Entity as of the Effective Date, in such format as Astellas may reasonably request (including by download of digital files to a secure website or e-room designated and controlled by Astellas).

(b) Ongoing Transfer. Following the initial transfer described in Section 2.04(a) (Initial Transfer), each Party shall, [***], provide the other Party with periodic and reasonably prompt updates regarding any newly acquired or generated Frequency Know-How or Astellas Know-How, as applicable, in the possession of such Party or, in Frequency’s case, any Frequency Entity. Further, Frequency shall, [***], make available to Astellas copies of Frequency Regulatory Documents, clinical and preclinical data, efficacy, safety and pharmacovigilance data, and chemistry, manufacturing and controls (“CMC”) data, in each case, that are Controlled by Frequency and related to the Licensed Products (collectively, the “Frequency Product Data”).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(c) Samples of Tangible Materials. Within a reasonable time not to exceed [***] ([***]) days from the Effective Date, Frequency shall furnish to Astellas samples of tangible materials relating to or embodying the Frequency Technology licensed hereunder, including research grade samples of FX-322, all other Licensed Products in existence as of the Effective Date and [***]. During the Term, Frequency shall furnish to Astellas samples of all newly generated tangible materials relating to or embodying the Frequency Technology licensed hereunder no less frequently than once each Calendar Quarter. Frequency shall deliver all samples required pursuant to this Section 2.04(c) (Samples of Tangible Materials) in quantities as may be reasonably specified by Astellas.

(d) Technical Assistance; Enablement. Throughout the Term, Frequency shall, [***], make its qualified personnel generally available to Astellas upon reasonable prior notice for the purpose of discussing, explaining, and enabling Astellas to use and practice the Frequency Know-How, Frequency Product Data, and Samples of Tangible Materials.

Section 2.05. Product Data and Regulatory Documents.

(a) Throughout the Term, Astellas shall make available to Frequency copies of Astellas Regulatory Documents, clinical and preclinical data, efficacy, safety and pharmacovigilance data (in accordance with the Pharmacovigilance Agreement), and CMC data (collectively, the “Astellas Product Data”) that are Controlled by Astellas, to the extent such Astellas Product Data is necessary or reasonably useful for any Frequency Entity to Develop or Manufacture any Licensed Product in the Frequency Territory.

(b) Frequency shall and hereby does grant to the Astellas Entities, at no cost to Astellas, the right to access and use, and a right of reference to, the Frequency Regulatory Documents and Frequency Product Data for the Development, Manufacture and Commercialization of Licensed Products in the Field in the Astellas Territory, in accordance with this Agreement.

(c) Astellas shall and hereby does grant to the Frequency Entities, at no cost to Frequency, the right to access and use, and a right of reference to, the Astellas Regulatory Documents and Astellas Product Data for the Development, Manufacture and Commercialization of the Licensed Products in the Field in the Frequency Territory, in accordance with this Agreement, provided that such documentation and data shall be provided in its original language, and [***].

Section 2.06. In-License Agreements.

(a) Potential In-License Agreements. Subject to Section 17.02 (Acquisitions), in the event that Frequency or any of its Affiliates desires

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

to enter into a negotiation or an agreement with a Third Party after the Effective Date to obtain rights (other than rights in the Frequency Patent Rights) to any necessary or reasonably useful Third Party intellectual property rights for the Development, Manufacture or Commercialization of any Licensed Product in the Field in the Territory or any portion of the Astellas Territory (a “Potential In-License Agreement”), then Frequency will promptly provide Astellas with notice and the Parties shall discuss in good faith and jointly negotiate with such Third Party the terms and conditions of such Potential In-License Agreement. In the event that the Parties reach agreement on the terms and conditions of such Potential In-License Agreement, then upon execution of such agreement, such agreement shall become an In-License Agreement hereunder, and any rights granted to Frequency under such In-License Agreement will be deemed to be “Controlled” by Frequency and sublicensed to Astellas pursuant to the terms of this Agreement. In the event that the Parties are unable, despite using good faith efforts, to agree upon the terms and conditions of such Potential In-License Agreement after a reasonable period of time (but in no event, longer than [***] days), then (i) Frequency shall not enter into such agreement in any portion of the Astellas Territory (except to the extent that such agreement would not prevent Astellas from securing such rights directly from such Third Party in the Astellas Territory), (ii) any rights granted to Frequency under such Third Party agreement will not be deemed to be “Controlled” by Frequency or licensed to Astellas under this Agreement, and (iii) each Party shall have the right to enter into an agreement with such Third Party in its portion of the Territory.

(b) Astellas Obligations Under In-License Agreements. Subject to Section 9.06(c)(ii) (Third Party IP) and Section 9.08 (Existing Frequency In-License Agreements; Inventorship Claims), with respect to any In-License Agreement entered into after the Effective Date pursuant to Section 2.06(a) (Potential In-License Agreements), Astellas shall pay royalties for sales in the Astellas Territory in accordance with the terms of such In-License Agreement, and its pro rata share of any other costs associated with such In-License Agreement to the extent that such costs apply to any Astellas Entity’s activities under this Agreement.

(c) Existing In-License Agreements. Astellas acknowledges and agrees that certain of the rights, licenses and sublicenses granted by Frequency to Astellas in this Agreement (including any sublicense rights) are subject to the terms of the MIT License Agreement. Astellas shall, and shall cause each Astellas Entity to, [***]. Without limiting the foregoing, [***].

Section 2.07. Right of First Negotiation.

(a) During the Term, if Frequency intends to enter into any negotiation or agreement of any kind with any Third Party (other than any negotiation or agreement pursuant to which a Third Party may acquire all of the stock or all of the assets of Frequency) under which such Third Party would

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

obtain the right to Develop, Manufacture or Commercialize Licensed Product in the Frequency Territory, whether by license, assignment, joint venture or otherwise, (each such opportunity, a “Business Opportunity”), then [***] Frequency will negotiate in good faith exclusively with Astellas for at least [***] (the “Negotiation Period”) the financial and other material terms and conditions of this Agreement that the Parties would amend in consideration for including the Frequency Territory as part of the Astellas Territory hereunder (the “Right of First Negotiation”). Subject to the foregoing, during the applicable Negotiation Period, unless Astellas provides written notice to Frequency terminating further negotiations, Frequency will not enter into an agreement with any Third Party with respect to such Business Opportunity.

(b) [***]. In the event that Frequency or its Affiliate has agreed with a Third Party on the terms and conditions of a definitive agreement regarding a Business Opportunity and intend to execute and enter into such definitive agreement, it shall first provide Astellas with prompt written notice of the terms of the proposed agreement. Upon receipt of such written notice, Astellas shall have [***] to notify Frequency in writing that Astellas desires to obtain such rights on substantially the same terms as such Third Party agreement (the “Right of Last Refusal”). [***].

(c) [***].

ARTICLE III

GOVERNANCE

Section 3.01. General.

The Parties shall establish a Joint Steering Committee (“JSC”) to oversee and coordinate the overall conduct of the Development, Manufacture and Commercialization of Licensed Products in the Field in the Territory. Further, the Parties shall also establish (i) a joint development committee (the “Joint Development Committee” or “JDC”) to oversee and coordinate the Development of the Licensed Products in the Field in the Territory, (ii) a joint manufacturing committee (the “Joint Manufacturing Committee” or “JMC”) to oversee and coordinate the Manufacturing and supply of Licensed Products for the Development and Commercialization of the Licensed Products, (iii) a joint commercialization committee (the “Joint Commercialization Committee” or “JCC”) to oversee and coordinate the overall Commercialization of Licensed Products in the Field in the Territory, and (iv) a joint medical affairs committee (the “Joint Medical Affairs Committee” or “JMAC”) to oversee and coordinate the Medical Affairs activities of the Parties in the Territory, in each case ((i) – (iv)) in the Field in the Territory. The JSC, the JDC, the JCC, the JMAC and the JMC shall each be referred to as a “Committee.” The JSC shall have decision-making authority only with respect to the matters within its purview to the extent expressly provided herein.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 3.02. Joint Steering Committee.

Within [***] ([***]) days following the Effective Date, the Parties shall establish the JSC. The JSC shall:

(a) discuss and manage the strategic direction of the Development, Manufacture, and Commercialization of, and the Medical Affairs activities for, the Licensed Products in the Field in the Territory;

(b) monitor and discuss the progress of the Development and Commercialization of Licensed Products in the Field in the Territory and serve as a forum for exchanging information regarding the conduct of the Development and Commercialization of Licensed Products in the Field in the Territory;

(c) oversee and coordinate all of the matters within the responsibilities of the Committees hereunder;

(d) determine whether to create any additional Committee;

(e) at Frequency’s request pursuant to Section 10.02(a)(ii) (Prosecution of Patent Rights), discuss Astellas’ comments to Frequency’s patent filings or related submissions and documentation;

(f) serve as a forum for dispute resolution in accordance with Section 3.09 (Committee Decision Making); and

(g) perform such other duties as are specifically assigned to the JSC under this Agreement.

Section 3.03. Joint Development Committee.

Within [***] ([***]) days following the Effective Date, the Parties shall establish the JDC. The JDC shall:

(a) discuss the Preclinical Development Plan and Clinical Development Plan and any proposed updates or amendments to the same (including the addition of indications), and propose revisions to such plans in accordance with Section 4.01 (Joint Development in the Field in the Territory);

(b) secure alignment of the Astellas Entities’ Development of Licensed Products in the Astellas Territory with Frequency’s Development of the Licensed Products in the Frequency Territory;

(c) discuss, with respect to each clinical study and on an indication-by-indication basis, whether to include clinical sites in both Parties’ respective portions of the Territory and whether such study shall be a Joint Study or a Regional Study;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(d) discuss the clinical sites in the Territory to be included in each Joint Study;

(e) for each Joint Study, coordinate the operations of the Frequency Entities and Astellas Entities with respect to such Joint Study;

(f) discuss the contract research organizations in the Territory to be used for each Joint Study;

(g) provide a forum for the Parties to share information with respect to the Development of the Licensed Products in the Field, including reasonably detailed updates on progress and status of Regional Studies and Joint Studies in the Territory and updates regarding interactions with Regulatory Authorities;

(h) discuss publications and publication plans as to the Development and Commercialization of Licensed Products in the Territory;

(i) discuss, coordinate and provide strategic guidance on the Development of the Licensed Products in the Field in the Territory;

(j) discuss the content of any IND or Drug Approval Application for any Licensed Product in the Territory;

(k) provide a forum for the Parties to share and discuss GCP quality information with respect to each Party’s Development activities;

(l) discuss and establish a GCP Quality Plan within [***] ([***]) days following the Effective Date;

(m) submit recommendations to the JSC regarding the matters set forth above; and

(n) perform such other duties as are specifically assigned to the JDC under this Agreement.

Section 3.04. Joint Manufacturing Committee.

Within [***] ([***]) days following the Effective Date, the Parties shall establish the JMC. The JMC shall:

(a) oversee and coordinate the clinical supply of Licensed Product for Development activities in the Territory;

(b) oversee and coordinate the commercial supply of Licensed Product for the Commercialization of Licensed Products in the Territory;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(c) discuss the Third Party contract manufacturers of Licensed Product in the Territory (each, a “CMO”), for the Manufacture of Licensed Product in the Territory;

(d) submit recommendations to the JSC regarding the matters set forth above; and

(e) perform such other duties as are specifically assigned to the JMC under this Agreement or under the Joint Manufacturing Plan.

Section 3.05. Joint Commercialization Committee.

The Parties shall establish the JCC no later than [***] ([***]) days following the read-out for the first Phase 2b Clinical Trial conducted by the Parties. The JCC shall:

(a) oversee and coordinate the Commercialization activities of the Parties for Licensed Products in the Territory;

(b) oversee the development of a high level Global Brand Strategy for a Licensed Product at least [***] ([***]) months prior to the earlier of (1) the anticipated First Commercial Sale of such Licensed Product in any country in the Astellas Territory or (2) the anticipated first commercial sale of such Licensed Product in the Frequency Territory;

(c) discuss global goals and strategies for product positioning, messaging and branding for Licensed Products in the Territory;

(d) discuss global goals and strategies for market access, product pricing and reimbursement for Licensed Products in the Territory;

(e) share and comment on the Commercialization Plan and Report for the US, Major Asian Countries, and Major European Countries;

(f) share and comment on promotional materials for Licensed Products in the Field used in each Territory in line with promotional campaign update schedule;

(g) align on responsibilities for international activities for Licensed Products in the Field, such as global medical conferences, global key external experts, and advisory boards;

(h) provide commercial input into the Clinical Development Plan;

(i) submit recommendations to the JSC regarding the matters set forth above; and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(j) perform such other duties as are specifically assigned to the JCC under this Agreement.

Section 3.06. Joint Medical Affairs Committee.

The Parties shall establish the JMAC no later than [***]. The JMAC shall:

(a) oversee and coordinate the Medical Affairs activities of the Parties for Licensed Products in the Territory in accordance with the Global Medical Affairs Strategy;

(b) oversee the development of a high level Global Medical Affairs Strategy for a Licensed Product at least [***] ([***]) months prior to the earlier of (1) the anticipated First Commercial Sale of such Licensed Product in the Field in the Astellas Territory or (2) the anticipated first commercial sale of such Licensed Product in the Frequency Territory;

(c) determine a high level publication plan and any data gaps for the Licensed Products in the Field in the Territory;

(d) determine health economic and outcome research (HEOR) activities for the Licensed Products in the Field in the Territory to support market access and reimbursement;

(e) share and comment on high level Medical Affairs plans for the Licensed Products in the Field in the Territory for each of the US, Major Asian Countries, and Major European Countries;

(f) discuss publication activities for the Licensed Products in the Field in the Territory;

(g) discuss and align on responsibilities for international activities for Licensed Products in the Field in the Territory, such as global medical conferences, global key external expert events, and advisory boards

(h) submit recommendations to the JSC regarding the matters set forth above; and

(i) perform such other duties as are specifically assigned to the JMAC under this Agreement.

Section 3.07. Membership. The JSC shall be composed of [***] ([***]) representatives from each of Frequency and Astellas, each of which representatives shall be of the seniority and experience appropriate for service on the applicable Committee in light of the functions, responsibilities and authority of such Committee and the status of activities within the scope of the authority and responsibility of such Committee. Other Committees shall have such number of representatives from each Party as the Parties may agree. Any representative from

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

either Party can represent such Party on more than one Committee. Each Party may replace any of its representatives on any Committee at any time with written notice to the other Party; provided that, such replacement meets the standard described in the preceding sentence. Each Party’s representatives and any replacement of a representative shall be bound by obligations of confidentiality and nonuse applicable to the other Party’s Confidential Information that are at least as stringent as those set forth in ARTICLE XIII (Confidentiality). Each Party may invite a reasonable number of its or its Affiliates’ employees as required or useful to discuss the applicable agenda items. Each Committee shall appoint a chairperson from among its members, with the first chairperson of the JSC, JMC and the JDC being a representative of [***] and the first chairperson of each other Committee being a representative of [***]. Each chairperson (whether initially appointed or any successor therefor) shall serve a term of [***], at which time the applicable Committee shall select a successor chairperson who is a representative of the Party other than the Party represented by the outgoing chairperson (e.g., the second chairperson of each of the JSC, JMC and the JDC shall be a representative of [***], the third chairperson of each of the JSC, the JMC and the JDC shall be a representative of [***], etc.). Within [***] ([***]) days following each Committee meeting, the chairperson of the applicable Committee shall circulate to all Committee members a draft of the minutes of such meeting. The Committee shall then approve, by mutual agreement, such minutes within [***] ([***]) days following circulation. No chairperson of any Committee shall have any greater authority than any other representative of such Committee.

Section 3.08. Meetings.

(a) The JSC shall hold an initial meeting within [***] ([***]) days after its formation or as otherwise agreed by the Parties. Thereafter, unless the Parties otherwise agree, (i) the JSC shall meet in person or by video teleconference at least [***] each calendar year and (ii) the JDC, JMC, JCC, JMAC and any other Committee (other than the JSC), if formed, will meet in person or by video teleconference at least [***] each calendar year. In the event that a Committee (other than the JSC) is formed in the last Calendar Quarter of a year, such Committee shall have [***] in such calendar year, but in any other case, each Committee (other than the JSC) shall have [***] each calendar year, including in the year of its formation. Unless otherwise agreed in writing by the Parties, all in-person meetings for each Committee shall be held on an alternating basis between Frequency’s headquarters in Massachusetts and one or more Astellas’ offices designated by Astellas. [***].

(b) Frequency will use good faith efforts to obtain the right, in future license agreements in the Frequency Territory concerning Licensed Products, to invite representatives of Astellas to attend committee meetings as non-voting guests.

Section 3.09. Committee Decision-Making. All decisions of the JSC shall be made by unanimous vote, with each Party’s representatives collectively having one (1) vote, and shall be set forth in minutes approved by both Parties. Each of the JDC, JMC, JCC, JMAC or any other Committee (other than the JSC) shall not be a decision making body, and instead will submit to

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

the JSC recommendations for the matters assigned to such Committee. If the JSC is unable to reach agreement on any matter within [***] ([***]) Business Days after the matter is referred to it or first considered by it, such matter shall be referred to the Executive Officers for resolution in accordance with Section 3.10 (Executive Officers; Disputes).

Section 3.10. Executive Officers; Disputes. Each Party shall ensure that an executive officer is designated for such Party at all times during the Term for dispute resolution purposes (each such individual, such Party’s “Executive Officer”), and shall promptly notify the other Party of its initial, or any change in its, Executive Officer. Unless otherwise set forth in this Agreement, in the event of a dispute arising under this Agreement between the Parties, the Parties shall refer such dispute to the Executive Officers, who shall attempt in good faith to resolve such dispute.

Section 3.11. Final Decision-Making Authority. If the JSC is unable to resolve a given dispute within the purview of its authority within [***] ([***]) Business Days after referring such dispute to the Executive Officers pursuant to Section 3.10 (Executive Officers; Disputes), then, subject to Section 3.12 (Limitations on Decision-Making):

(a) Subject to Section 3.11(c) (Final Decision-Making Authority), Frequency shall have the deciding vote on:

(i) Territory Exclusive Development Activities for the Frequency Territory;

(ii) All matters related to Commercialization of Licensed Products in the Frequency Territory; and

(iii) Whether to implement any comment received by Frequency from Astellas pursuant to Section 10.02(a)(ii) (Prosecution of Patent Rights) with respect to the preparation, filing, prosecution or maintenance of any Patent Right in the Frequency Territory that Frequency reasonably believes would result in a material adverse effect on the scope of patent protection on a Licensed Product being Developed or Commercialized in the Frequency Territory.

(b) Subject to Section 3.11(c) (Final Decision-Making Authority), Astellas shall have the deciding vote on:

(i) Territory Exclusive Development Activities within the Astellas Territory;

(ii) All matters related to Commercialization of Licensed Products in the Astellas Territory;

(iii) [***]; and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(iv) Whether to implement any comment provided by Astellas to Frequency pursuant to Section 10.02(a)(ii) (Prosecution of Patent Rights) with respect to the preparation, filing, prosecution or maintenance of any Patent Right in the Astellas Territory that Frequency has escalated for consideration by the JSC pursuant to Section 10.02(a)(ii) (Prosecution of Patent Rights).

(c) Notwithstanding the foregoing, but subject to this Section 3.11(c) (Final Decision-Making Authority), neither Party shall have the deciding vote on a matter if such decision is reasonably expected to have a material adverse effect on Manufacturing, Development or Commercialization of a Licensed Product in the other Party’s portion of the Territory. If a Party (the “First Party”) believes that the other Party’s (the “Deciding Party”) exercise of its decision-making authority under this Section 3.11 (Final Decision-Making Authority) will have a material adverse effect on the Manufacturing, Development or Commercialization of Licensed Products in the First Party’s portion of the Territory, then such First Party can raise the issue at the JSC for discussion. If the JSC is unable to reach agreement on a resolution for the matter, then the Deciding Party shall retain final decision making authority regarding the matter and be entitled to unilaterally implement its final decision regarding such matter.

Any decision made by an Executive Officer in accordance with this Section 3.11 (Final Decision-Making Authority) shall be deemed to be a decision of the relevant Committee.

Section 3.12. Limitations on Decision-Making.

(a) Notwithstanding anything in Section 3.11 (Final Decision-Making Authority) or elsewhere in this Agreement, neither Party shall have the deciding vote on, and no Committee shall have decision-making authority regarding, any of the following matters:

(i) creation of and amendments to the Global Brand Strategy and Global Medical Affairs Strategy for Licensed Products;

(ii) creation of and amendments to the Development Plans (subject to Astellas’ final decision making authority with respect to [***] therefor pursuant to Section 3.11(b)(iii) (Final Decision-Making Authority));

(iii) the imposition of any requirement on the other Party to undertake obligations beyond those for which it is responsible under this Agreement, or to forgo any of its rights under this Agreement, including, without limitation, the imposition on the other Party of an obligation to engage in, pay for, or otherwise be financially responsible for, any obligations or activities that represent a material increase to those obligations and activities mutually agreed upon in the Clinical Development Plan and associated agreed-upon budget;

(iv) the imposition of any requirements that the other Party takes or declines to take any action that would result in a violation of any Law or any agreement with any Third Party or the infringement of intellectual property rights of any Third Party;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(v) the resolution of any dispute involving the breach or alleged breach of this Agreement;

(vi) the determination of whether the Parties will conduct any Joint Studies (other than those set forth in the Clinical Development Plan);

(vii) the determination of whether a Party exerts Commercially Reasonable Efforts under this Agreement;

(viii) any decision that is expressly stated to require the mutual agreement (or similar language) of a Committee or the Parties or the approval of the other Party (but not “approval” of a Committee);

(ix) any matters that would excuse such Party from any of its obligations under this Agreement; or

(x) modifying the terms of this Agreement or taking any action to expand or narrow the responsibilities of any Committee.

(b) The decision-making Party shall make its decision in good faith, subject to the terms and conditions of this Agreement.

(c) For clarity, approval by a Committee shall not be understood to mean approval by a Party.

Section 3.13. Scope of Governance. Notwithstanding the creation of each of the Committees or anything to the contrary in this ARTICLE III (Governance), each Party shall retain the rights, powers and discretion granted to it under this Agreement, and no Committee shall be delegated or vested with rights, powers or discretion unless such delegation or vesting is expressly provided herein, or the Parties expressly so agree in writing. It is understood and agreed that issues to be formally decided by a particular Committee are only those specific issues that are expressly provided in this Agreement to be decided by such Committee, as applicable. For clarity, no Committee shall have any rights, powers or discretion to make any decision regarding the Development, Manufacturing or Commercialization of the Licensed Products outside of the Field, and, with respect to such matters relating to Licensed Products that are so excluded from the Committees’ scope of authority, Frequency retains all such rights, powers and discretion.

Section 3.14. Alliance Managers. Each of the Parties shall appoint a single individual to manage Development, Manufacturing and Commercialization obligations between the Parties under this Agreement (each, an “Alliance Manager”). For clarity, a Party’s Alliance Manager may also be one of such Party’s members on one or more Committee. The role of the Alliance Manager is to act as a single point of contact between the Parties to ensure a successful

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

relationship under this Agreement. The Alliance Managers may attend any Committee meetings. Each Alliance Manager shall be a non-voting participant in such Committee meetings, unless s/he is also appointed a member of such Committee; provided, however, that an Alliance Manager may bring any matter to the attention of a Committee if such Alliance Manager reasonably believes that such matter warrants such attention. Each Party may change its designated Alliance Manager at any time upon written notice to the other Party. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager by written notice to the other Party. Each Party’s Alliance Manager and any substitute for an Alliance Manager shall be bound by obligations of confidentiality and nonuse applicable to the other Party’s Confidential Information that are at least as stringent as those set forth in ARTICLE XIII (Confidentiality). Each Alliance Manager will also: (a) plan and coordinate cooperative efforts and internal and external communications; and (b) facilitate the governance activities hereunder and the fulfillment of action items resulting from Committee meetings.

ARTICLE IV

DEVELOPMENT

Section 4.01. Joint Development in the Field in the Territory.

(a) Within [***] ([***]) days after the Effective Date, the Parties will, through the JDC, prepare both a reasonably detailed written plan related to preclinical Development of Licensed Products in the Territory (the “Preclinical Development Plan”) and a reasonably detailed written plan related to the Development of Licensed Products in the Territory, including Joint Studies to be conducted in the Territory (the “Clinical Development Plan”) (together the “Development Plans”). Each such plan shall include a reasonably detailed budget that sets forth the anticipated costs in connection therewith, including the Joint Study Costs. The JDC shall present the Preclinical Development Plan and the Clinical Development Plan to the JSC for review and approval, subject to (i) each Party’s final decision-making authority over Territory Exclusive Development Activities in its portion of the Territory as set forth in Section 3.11(a)(i) (Final Decision-Making Authority) and Section 3.11(b)(i) (Final Decision-Making Authority) and (ii) Astellas’ final decision-making authority regarding [***] as set forth in Section 3.11(b)(iii) (Final Decision-Making Authority), and (iii) the limitations thereon set forth in Section 3.12 (Limitations on Decision-Making). All Development of Licensed Products in the Field in the Territory shall be governed by the Development Plans. The Clinical Development Plan shall provide for each Joint Study to be conducted in the Territory, and shall at least contain the Development activities set forth in the Initial Development Outline, unless otherwise approved by both Parties in advance in writing. Each of the Preclinical Development Plan and the Clinical Development Plan shall include anticipated timelines, budget, strategy and the respective roles and responsibilities of each Party with respect to joint Development efforts in the Territory. The JDC shall periodically review the

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Development Plans. Each Party may submit to the JDC from time to time proposed amendments to the Development Plans. The Parties, through the JDC, shall submit to the JSC for review and approval such proposed amendments or any other proposed amendments that the JSC may consider from time to time in its discretion (subject to Astellas’ final decision-making authority set forth in Section 3.11(b)(ii) (Final Decision-Making Authority)) and, upon any such approval by the JSC, the Development Plans shall be amended accordingly.

(b) Each Joint Study conducted in the Territory shall be conducted in accordance with the Clinical Development Plan and the study protocol approved by the JSC (subject to Astellas’ final decision-making authority set forth in Section 3.11 (Final Decision-Making Authority)). Each Party will be responsible for the activities in the Territory as to each Joint Study as determined by the JSC, provided that, [***], subject to Section 5.01(d) (Regulatory). [***] in accordance with Section 9.02(b) (Development and CMC Development Costs; Certain Payments [***]). Notwithstanding any provision of this Agreement (including the Clinical Development Plans) to the contrary, [***].

(c) If Frequency proposes to conduct a Joint Study and Astellas does not agree to participate in such study, then (i) Frequency, solely with the prior written consent of Astellas, may itself or with or through any other Frequency Entity perform such Study in the Territory, including sites in the Astellas Territory, [***]. If Astellas proposes to conduct a Joint Study and Frequency does not agree to participate in such study, then (i) Astellas, solely with the prior written consent of Frequency, may itself or through any other Astellas Entity perform such Study in the Territory, including sites in the Frequency Territory, [***]. For clarity, in the event that the consent referenced in either of the two preceding sentences is not provided, the Party wishing to conduct a particular study may, [***], conduct a revised version of the study that does not involve the use of sites within the other Party’s portion of the Territory, in which case such study shall be considered a Regional Study.

(d) Each Party shall use Commercially Reasonable Efforts to execute and to perform, or cause to be performed, the activities assigned to it in the Preclinical Development Plan and in the Clinical Development Plan, in each case, in accordance with Section 4.04 (Standards of Conduct), and to execute and perform its Territory Exclusive Development Activities.

(e) Astellas shall use Commercially Reasonable Efforts to obtain, or cause to be obtained by an Astellas Entity, Regulatory Approval for one (1) Licensed Product in SNHL and in ARHL, in each case in one (1) of the Major Asian Countries and one (1) of the Major European Countries.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(f) Frequency shall use Commercially Reasonable Efforts to Develop and obtain Regulatory Approval for one (1) Licensed Product in the Field in the Frequency Territory.

Section 4.02. Territory Exclusive Development. Each Party will be solely responsible for managing and conducting clinical development and post-approval activities, [***], for Licensed Product intended for use exclusively in such Party’s portion of the Territory, including the conduct of all Regional Studies (“Territory Exclusive Development Activity”). All Territory Exclusive Development Activities will be set forth in the Clinical Development Plan.

Section 4.03. Development Reports. At least [***] ([***]) weeks in advance of the first meeting of the JDC of each calendar year, each Party shall provide the other Party with a written report that summarizes the Development of the Licensed Products performed by such Party in the year prior to such meeting of the JDC, and at least [***] ([***]) weeks in advance of each other meeting of such Committee in such calendar year, each Party shall provide the other Party with a written report that updates the previous annual report or update provided to such other Party. Any report described in this Section 4.02 (Development Reports) shall include the status of each pending and proposed Regulatory Filing for Licensed Products in such Party’s portion of the Territory. In addition, each Party shall provide a simple written notice to the other Party within [***] ([***]) Business Days of any significant Development events with respect to Licensed Products in such first Party’s portion of the Territory (e.g., any clinical trial initiation or completion, clinical holds, Regulatory Filings, Regulatory Approvals, Product Data). In addition to the reports to be submitted under this Section 4.02 (Development Reports), at either Party’s reasonable request and to the extent permitted by applicable Law, the other Party shall provide to such first Party any material information that, at the time of such request, has been generated and is in such other Party’s possession and that is necessary or reasonably useful for the Development or Commercialization of the Licensed Products by the requesting Party in its portion of the Territory [***].

Section 4.04. Standards of Conduct. Each Party shall perform all Development activities related to Licensed Products (a) in a good scientific manner, (b) in accordance with all applicable GLP, GVP and GCP promulgated or endorsed by any applicable Regulatory Authority in the Territory, (c) in compliance in all material respects with applicable Laws and (d) in a manner that could not reasonably be expected to have a material adverse effect on the Development, Manufacture or Commercialization of the Licensed Product in the other Party’s portion of the Territory.

Section 4.05. GCP Quality Plan. Within [***] ([***]) days following the Effective Date, the Parties will develop and mutually agree upon a plan for the collaborative framework, governance, and rights of each Party with respect to tracking and maintaining compliance with GCP regulations in the conduct of each Party’s clinical Development activities (the “GCP Quality Plan”). The GCP Quality Plan will also set forth each Party’s audit rights with respect to the other Party and its sublicensees and subcontractors (including contract research organizations and vendors) in order to ensure GCP compliance, and discuss mitigation strategies in connection with any identified failures therewith.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 4.06. Records. Each Party shall maintain written or electronic records in sufficient detail, in a good scientific manner (in accordance with all applicable GLP, GVP and GCP promulgated or endorsed by any applicable Regulatory Authority in the Territory and appropriate for regulatory and patent purposes), which are complete and accurate in all material respects and reflect all Development work performed and results achieved.

ARTICLE V

REGULATORY

Section 5.01. Regulatory Filings.

(a) Each Party shall have the responsibility [***] to prepare, obtain and maintain all Regulatory Filings and Regulatory Approvals, and to conduct communications with the Regulatory Authorities, for the Development, Manufacture or Commercialization of Licensed Products in the Field in its portion of the Territory undertaken by it or its Affiliates or sublicensees. All Regulatory Filings and communications with Regulatory Authorities in a Party’s portion of the Territory shall accurately reflect the datasets used by the other Party in its Regulatory Filings in such other Party’s portion of the Territory. Each Party shall provide the other Party with reasonable access to interim drafts of material Regulatory Filings via access methods (such as secure databases) as agreed by the Parties, and such other Party shall provide any comments on such drafts of all Regulatory Filings or of proposed material actions within [***] ([***]) Business Days, or such other longer period of time as mutually agreed to by the Parties, provided that the filing Party shall have no obligation to incorporate such comments into such Regulatory Filings.

(b) All Regulatory Filings for Regional Studies of Licensed Products in the Field in a Party’s portion of Territory and corresponding applicable applications for marketing or regulatory exclusivity shall be owned by such Party and shall be filed [***] by such Party or its designated Affiliate or sublicensee in the name of such Party, as appropriate under applicable Law. All Regulatory Filings for Joint Studies of Licensed Products in the Field in the Astellas Territory and corresponding applicable applications for marketing or regulatory exclusivity shall be filed in the name of and shall be owned by Astellas. All Regulatory Filings for Joint Studies of Licensed Products in the Field in the Frequency Territory and corresponding applicable applications for marketing or regulatory exclusivity shall be filed in the name of and shall be owned by Frequency. Except as set forth above, all Regulatory Documents (including all Regulatory Approvals therein) shall be owned by, and shall be the sole property of, the Party controlling the applicable portion of the Territory or its designated Affiliate or sublicensee. Any Confidential Information of a Party or any of its Affiliates that is incorporated into any Regulatory Documents filed in the name of or owned by the other Party or such other Party’s Affiliates or sublicensees shall remain Confidential Information of such first Party or its applicable Affiliate(s) and shall remain subject to the terms of ARTICLE XIII (Confidentiality).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(c) Each Party shall, in support of the other Party’s preparation and filing of any IND or Drug Approval Application or the maintenance of any Regulatory Approval with respect to any Licensed Product in the Field in the such other Party’s portion of the Territory and upon such other Party’s written request, provide such other Party access to a complete electronic copy of such first Party’s Regulatory Documents to the extent permitted by applicable Law.

(d) Each Party, itself or with or through its Affiliates or sublicensees, shall be the Local Registration Agent of each Regional Study, and each Joint Study that includes clinical sites in such Party’s portion of the Territory for which the other Party or any of such other Party’s Affiliates or sublicensees owns the applicable IND(s).

(e) Each Party shall be permitted, to the extent allowable by applicable Law, to have a reasonable number of its employees attend meetings (whether in person or by teleconference) between the other Party and Regulatory Authorities in such other Party’s portion of the Territory, and each Party shall be given access to, and copies upon reasonable request of, all material correspondence and meeting minutes from any meeting (whether in person or by teleconference) between the other Party and Regulatory Authorities in such other Party’s portion of the Territory [***]. Such copies shall be provided in the original language in which such correspondence and minutes are drafted.

ARTICLE VI

COMMERCIALIZATION

Section 6.01. General.

(a) Astellas (itself or through any of the Astellas Entities) shall have the sole right to Commercialize (including booking sales, establishing pricing and related interactions with Governmental Authorities to be listed on any reimbursement lists, warehousing, commercial distribution, order processing, invoicing and collection) the Licensed Products in the Field in the Astellas Territory [***].

(b) Frequency (itself or through any of the Frequency Entities) shall have the sole right to Commercialize (including booking sales, establishing pricing and related interactions with Governmental Authorities to be listed on any reimbursement lists, warehousing, commercial distribution, order processing, invoicing and collection) the Licensed Products in the Field in the Frequency Territory [***].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 6.02. Global Brand Strategy; Promotional Materials; Conferences and Opinion Leaders. The Parties will work together in good faith to develop and agree upon, with approval by the JSC, at least [***] ([***]) months prior to the earlier of (a) the anticipated First Commercial Sale of a Licensed Product in any country within the Astellas Territory or (b) the anticipated first commercial sale of a Licensed Product in the Frequency Territory, a Global Brand Strategy setting forth the branding strategy for Licensed Products in a reasonably consistent manner throughout the world. Each Party shall ensure that all promotional materials for the Licensed Products in its portion of the Territory are consistent with the Global Brand Strategy and the approved labeling for such Licensed Products and that such promotional materials comply in all respects with Law. Each Party shall share the promotional materials used in its portion of the Territory with the JCC on a regular basis, and the JCC shall have the right to review and comment on such promotional materials, which comments shall be considered in good faith by the providing Party. Each Party may attend conferences or congresses in the other Party’s portion of the Territory, at its option; provided, however, that Astellas shall be responsible for leading the presence of the Parties at any conference or congress (whether international or regional) in the Astellas Territory, and Frequency shall be responsible for leading the presence of the Parties at any conference or congress (whether international or regional) in the Frequency Territory.

Section 6.03. Commercialization Plan and Report. At least [***] ([***]) months prior to the earlier of (a) the anticipated First Commercial Sale of any Licensed Product in the Field in the Astellas Territory or (b) the anticipated first commercial sale of a Licensed Product in the Frequency Territory, and on an annual basis thereafter, at least [***] ([***]) weeks in advance of the first meeting of the JCC in a calendar year, each Party shall provide the JCC with a Commercialization Plan and Report for all Licensed Products in the Field for, if Astellas, the Major Asian Countries and the Major European Countries and, if Frequency, the U.S.

Section 6.04. Commercialization Efforts. Following receipt of Regulatory Approval for a Licensed Product in the Field in a Major European Country or Major Asian Country, Astellas shall use Commercially Reasonable Efforts to Commercialize such Licensed Product in such Major Asian Country or Major European Country, as applicable.

Section 6.05. Standards of Conduct. Each Party shall perform all Commercialization activities with respect to Licensed Products in the Field in its portion of the Territory (a) in a manner consistent with the Global Brand Strategy, (b) in a professional and ethical business manner, (c) in compliance in all material respects with applicable Laws and (d) in a manner that could not reasonably be expected to have a material adverse effect on the Development, Manufacture or Commercialization of the Licensed Product in the other Party’s Territory.

Section 6.06. Trademarks. Either Party shall have the right to choose Trademarks for use with Licensed Products in its Territory (i.e. the Astellas Territory for Astellas and the Frequency Territory for Frequency) [*** and such Trademark shall be owned by the choosing Party; provided, however, that, either Party shall, [***]. Except as expressly provided herein, or except as otherwise required by applicable Law or agreed by the Parties in advance in writing, neither Party shall have any right to use the other Party’s or the other Party’s Affiliates’ Trademarks, corporate names or logos in connection with any Development or Commercialization of any Licensed Product in such Party’s portion of the Territory.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 6.07. Domain Name. If a Party desires to obtain a Domain Name for use in connection with any Licensed Product, then such Party shall give the other Party notice in advance and obtain the Domain Name [***]. If the other Party also desires to obtain the same Domain Name, then both Parties shall discuss this matter in good faith.

ARTICLE VII

MEDICAL AFFAIRS

Section 7.01. General.

(a) Astellas (itself or through any of the Astellas Entities) shall have the sole right to conduct Medical Affairs related to the Licensed Products in the Field in the Astellas Territory [***].

(b) Frequency (itself or through any of the Frequency Entities) shall have the sole right to conduct Medical Affairs related to the Licensed Products in the Field in the Frequency Territory [***].

Section 7.02. Global Medical Affairs Strategy; Conferences and Option Leaders. The Parties will work together in good faith to develop and agree upon through the JMAC, with approval by the JSC, [***] ([***]) months in advance of the earlier of (a) the First Commercial Sale of a Licensed Product in any country within the Astellas Territory or (b) the anticipated first commercial sale of a Licensed Product in the Frequency Territory, and on an annual basis thereafter, a Global Medical Affairs Strategy. Each Party will also conduct all of its Medical Affairs activities related to Licensed Products consistently with the Global Medical Affairs Strategy under the oversight of the JMAC. Each Party may attend conferences or congresses in the other Party’s portion of the Territory, at its option; provided, however, that Astellas shall be responsible for leading the presence of the Parties at any conference or congress (whether international or regional) in the Astellas Territory, and Frequency shall be responsible for leading the presence of the Parties at any conference or congress (whether international or regional) in the Frequency Territory.

Section 7.03. Medical Affairs Plan and Report. At least [***] ([***]) months prior to the earlier of (a) the anticipated First Commercial Sale of any Licensed Product in the Field in the Astellas Territory or (b) the anticipated first commercial sale of a Licensed Product in the Frequency Territory, and on an annual basis thereafter, at least [***] ([***]) weeks in advance of the first meeting of the JMAC in a calendar year, each Party shall provide the JMAC with a high level Medical Affairs Plan and Report for all Licensed Products in the Field for, if Astellas, the Major Asian Countries and the Major European Countries and, if Frequency, the U.S.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 7.04. Standard of Conduct. Each Party shall perform all Medical Affairs with respect to Licensed Products in the Field in its portion of the Territory (a) in a manner consistent with the Global Medical Affairs Strategy, (b) in a professional and ethical business manner, (c) in compliance in all material respects with applicable Laws and (d) in a manner that could not reasonably be expected to have a material adverse effect on the Development, Manufacture or Commercialization of the Licensed Product in the other Party’s Territory.

ARTICLE VIII

MANUFACTURE AND SUPPLY

Section 8.01. General. The Manufacture of Licensed Products, including all process and formulation development in connection therewith and related CMC activities, shall be overseen by the JMC and conducted pursuant to the Joint Manufacturing Plan. At each regularly scheduled JMC meeting, each Party shall provide the JMC with reports summarizing its Manufacturing activities conducted since the previous JMC meeting. The Parties acknowledge and agree that it is in the collaboration’s interest that, for each Licensed Product Developed under the Development Plans, the clinical trial materials be Manufactured in accordance with a uniform process under the JMC’s oversight.

Section 8.02. Joint Manufacturing Plan. Within [***] ([***]) days following the Effective Date, the Parties will jointly prepare and agree upon in good faith a reasonably detailed written plan with respect to CMC development activities, Manufacturing and supply of Licensed Product for use in clinical trials (the “Joint Manufacturing Plan”). The Joint Manufacturing Plan will be submitted to the JMC for review and discussion, with ultimate approval by the JSC. Such plan must be consistent with the Initial Development Outline and will include anticipated timelines, budget, strategy, and the respective roles and responsibilities of each Party with respect to the activities covered by such plan. Such Joint Manufacturing Plan will also include customary supply terms applicable to each Party with respect to its activities set forth in Section 8.04 (Clinical Supply) below. [***] in accordance with Section 9.02(b) (Development and CMC Development Costs; Certain Payments [***]).

Section 8.03. Transfer of Manufacturing Know-How.

(a) Manufacturing Technology Transfer. In accordance with a technology transfer plan to be agreed by the Parties within [***] ([***]) days after the Effective Date, the JMC shall establish the procedures by which Frequency will effect a transfer to Astellas of the Frequency Know-How that is then being used by Frequency or its Third Party manufacturer in the Manufacture of Licensed Products, to the extent such Frequency Know-How is not already in Astellas’ possession, that is necessary or reasonably useful for Astellas to perform the Manufacturing activities set forth in Section 8.04(b) (Supply by Astellas). Such Manufacturing technology transfer shall be commenced upon Astellas’ request. [***].

(b) Assistance. In connection with the transfer of Know-How under this Section 8.03 (Transfer of Manufacturing Know-How), Frequency shall provide reasonable technical assistance upon Astellas’ request to assist in such transfer, and [***].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 8.04. Clinical Supply.

(a) Supply by Frequency. Frequency shall Manufacture and supply the Licensed Products under the Joint Manufacturing Plan and any clinical trial materials associated therewith for the Parties through the completion of the first Phase 2b Clinical Trial for the first Licensed Product in the Territory; provided that, prior to commencing Manufacturing activities for such clinical trial materials, Astellas shall have the right to audit Frequency’s proposed Manufacturing site for such supply. In the event that Astellas has reasonable concerns with or does not approve of such Manufacturing site, the Parties shall discuss and attempt to resolve any such concerns through the JMC. If the Parties are unable to resolve the issue after good faith efforts, Astellas shall have the right to Manufacture, either itself or through a CMO, the clinical trial materials for such Phase 2b Clinical Trial by initiating a Manufacturing technology transfer in accordance with Section 8.03(a) (Manufacturing Technology Transfer). With respect to any Phase 2b Clinical Trial supply, [***], except with respect to any Phase 2b Clinical Trial that is a Joint Study, in which case the cost for such clinical supply shall be treated as [***] hereunder.

(b) Supply by Astellas. Following the conclusion of the Phase 2b Clinical Trials for Licensed Products in the Territory (subject to Astellas’ right to Manufacture clinical trial material earlier pursuant to Section 8.04(a) (Supply by Frequency)), the JMC shall discuss the Manufacture and supply plan for the Territory. If after good faith discussions the Parties are unable to determine a Manufacture and supply plan for the Territory through the JMC, then Astellas shall have the right to Manufacture and supply the clinical supply of Licensed Products under the Joint Manufacturing Plan for the Territory and any clinical trial materials associated therewith, with respect to any Phase 3 Clinical Trial supply, [***], except with respect to any Phase 3 Clinical Trial that is a Joint Study, in which case the cost for such clinical supply shall be treated as [***] hereunder.

(c) Interim Supply. In the event that, following the conclusion of the Phase 2b Clinical Trials, the technology transfer to Astellas under Section 8.03 (Transfer of Manufacturing Know-How) has not yet been completed, Frequency shall continue to supply clinical supply for Astellas’ Development activities in the Astellas Territory in accordance with Section 8.04(a) (Supply by Frequency).

(d) Supply Agreement; Quality Agreement. At least [***] ([***]) months prior to the anticipated initiation of the first Phase 2b Clinical Trial for a Licensed Product in the Territory, the Parties shall commence negotiations for a supply agreement and quality agreement to govern the supply

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

of Licensed Products as set forth in this Section 8.04 (Clinical Supply) for use in Clinical Trials and clinical trial materials. Such supply agreement and quality agreement shall contain terms and conditions customary for such agreements, including forecasts, ordering mechanics, payment terms and conditions and acceptance procedures.

Section 8.05. Manufacturing Records. Each Party shall promptly, upon the other Party’s reasonable request, provide copies of its Manufacturing records (including applicable specifications, protocols, batch records, master batch records and other CMC information) maintained by such Party, its Entities or Third Party contractors to the extent specific to Licensed Products for such other Party’s use in connection with the Manufacture of the Licensed Product under this Agreement. Each Party hereby grants the other Party the right to reference (and have referenced by its Third Party manufacturers) the drug master files, if any, maintained by such Party, its Entities or Third Party contractors pertaining to Licensed Products for such other Party’s use in connection with the Manufacture of Licensed Products under this Agreement. As between the Parties, all drug master files for the Licensed Products shall be deemed the Confidential Information of [***].

Section 8.06. Commercial Supply. Astellas shall have the right to Manufacture commercial supply of Licensed Product, either itself or through an Astellas Entity or Third Party contract Manufacturing organization, for the Astellas Territory.

ARTICLE IX

PAYMENTS

Section 9.01. Upfront Payment. Astellas shall pay Frequency a one-time, nonrefundable, non-creditable upfront payment of Eighty Million Dollars ($80,000,000) [***]. Astellas shall make such payment after the Effective Date within [***] ([***]) days following receipt of an invoice therefor.

Section 9.02. Development and CMC Development Costs; Certain Payments [***].

(a) Except as expressly provided otherwise in this Agreement, any Development Plan, or the Joint Manufacturing Plan, [***] incurred in the performance of its obligations under ARTICLE IV (Development) and ARTICLE VIII (Manufacture and Supply).

(b) The Parties shall [***], all Out-of-Pocket costs for all joint activities (including joint CMC development activities) conducted pursuant to the Development Plans or the Joint Manufacturing Plan (other than Joint Study Costs). The Parties shall [***], all Joint Study Costs; provided that, in the event that the Joint Study Costs exceed or are reasonably expected to exceed, for any Joint Study, more than [***] percent ([***]%) of the Joint Study Costs budgeted for such Joint Study in the Parties’ agreed upon Clinical Development Plan and such budget overage exceeds [***] Dollars ($[***]), the JDC shall discuss and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

consider whether an increase to the budget is appropriate and provide its recommendation to the JSC. If the JDC does not recommend, or the JSC does not approve, an increase to the budget, [***] in accordance with Section 3.11(b)(iii) (Final Decision-Making Authority); provided that, [***].

(c) Within [***] ([***]) days following the end of each Calendar Quarter in which a Joint Study is being conducted or other joint activities are conducted pursuant to the Development Plans, or the Joint Manufacturing Plan, the Parties [***].

(d) [***]

(e) Frequency acknowledges and agrees that, under the Frequency MEEI License Agreement, it shall, and shall be obligated to, pay to MEEI (i) all of the annual license fees, annual minimum royalties and milestones set forth in Sections 4.3 and 4.4 of the Frequency MEEI License Agreement (as such agreement exists as of the Effective Date) and (ii) all patent reimbursement costs for the Frequency Territory set forth in Section 4.2 of the Frequency MEEI License Agreement (as such agreement exists as of the Effective Date). If Frequency fails to timely pay any of such annual license fees, annual minimum royalties, milestones, or patent cost reimbursements for which Frequency is responsible under the Frequency MEEI License Agreement in accordance with the terms therein (any such amount, a “Missed Payment”), then [***]

Section 9.03. Development Milestone Payment.

(a) Astellas shall promptly (but in no event more than [***] ([***]) Business Days) notify Frequency of the achievement by an Astellas Entity of a Milestone Event set forth in this Section 9.03 (Development Milestone Payments), and Frequency shall promptly invoice Astellas for the corresponding Milestone Payment set forth below. Within [***] ([***]) days of receiving such invoice, Astellas shall pay to Frequency a non-refundable, non-creditable milestone payment for such invoiced amount.

Milestone Event	Milestone Payment
[***].	$	[***]
[***].	$	[***]
[***].	$	[***]
[***].	$	[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

For the avoidance of doubt, the foregoing Milestone Events set forth in this Section 9.03(a) (Development Milestone Payment) shall be payable only one time and shall only be triggered upon the achievement of the corresponding Milestone Event.

(b) In the event that [***].

Section 9.04. Commercial Milestone Payments. Astellas shall promptly (but in no event more than [***] ([***]) Business Days) notify Frequency of the achievement by an Astellas Entity of a Milestone Event set forth in this Section 9.04 (Commercial Milestone Payments), and Frequency shall promptly invoice Astellas for the corresponding Milestone Payment set forth below. Within [***] ([***]) days of receiving such invoice, Astellas shall pay to Frequency a non-refundable, non-creditable milestone payment for such invoiced amount.

Milestone Event	Payment Amount
[***].	$	[***]
[***].	$	[***]
[***].	$	[***]
[***].	$	[***]

For the avoidance of doubt, the foregoing Milestone Events set forth in this Section 9.04 (Commercial Milestone Payments) with respect to SNHL shall only be triggered upon the achievement of such Milestone Event.

[***].

Section 9.05. Milestone Payments Payable Only Once. Notwithstanding any provision of this Agreement to the contrary, each Development Milestone Payment and Commercial Milestone Payment will only be payable once for the first Licensed Product to achieve the applicable Milestone Event, without regard to whether two or more Licensed Products achieve the applicable milestone event. Accordingly, (a) the maximum total amount of Development Milestone Payments payable by Astellas to Frequency hereunder shall be $230,000,000 and (b) the maximum total amount of Commercial Milestone Payments payable by Astellas to Frequency hereunder shall be $315,000,000.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 9.06. Royalties.

(a) Subject to Section 9.07 (Royalty Payments and Reports) and the remainder of this Section 9.06 (Royalties), Astellas shall pay Frequency the following royalties on aggregate Net Sales of all Licensed Products, at an incremental royalty rate determined by aggregate annual Net Sales of all Licensed Products in each calendar year during the applicable Royalty Term in the Astellas Territory:

Portion of Annual Net Sales of all Licensed Products in the Astellas Territory	Royalty
[***]	[***]	%
[***]	[***]	%
[***]	[***]	%
[***]	[***]	%

(b) Running royalties paid by Astellas under this Section 9.06 (Royalties) shall be paid on a Licensed Product-by-Licensed Product and country-by-country basis in the Astellas Territory until the latest of (i) the expiration of the last-to-expire Valid Claim in the Frequency Patent Rights that [***] with respect to such Licensed Product in such country or (ii) [***] ([***]) years from the First Commercial Sale of such Licensed Product in the Field in such country (the “Royalty Term”). Following the expiration of the Royalty Term with respect to a particular Licensed Product in the Field in a country (but not following an earlier termination of this Agreement), the licenses granted by Frequency to Astellas pursuant to Section 2.01 (Grant to Licenses) with respect to such Licensed Product in the Field in such country shall be perpetual, irrevocable, fully paid and royalty-free, and Net Sales of such Licensed Product shall no longer be included in the aggregate Net Sales calculation in Section 9.06(a) (Royalties).

(c) Potential Royalty Adjustments.

(i) Generic Competition. Notwithstanding the provisions of Section 9.06(a) (Royalties), on a country-by-country basis, during any period in such country in which a Generic Product is being sold by a Third Party, the applicable royalty rate set forth in Section 9.06(a) (Royalties) for sales of such Licensed Product in such country that shall be reduced by [***] percent ([***]%).

(ii) Third Party IP. Subject to Section 9.08 (Existing Frequency In-License Agreement; Inventorship Claims), in the event that [***]. Astellas may apply any such deduction permitted under this Section 9.06(c)(ii) (Third Party IP) in the Calendar Quarter in which such deduction are incurred or accrued and will be entitled to carry forward and apply in future Calendar Quarters any amounts that exceed the total payments due from Astellas to Frequency during the applicable Calendar Quarter (or any amounts that Astellas has not otherwise offset against any payments due from Astellas to Frequency under this Agreement). A reduction and offset pursuant to this Section shall not limit any other right or remedy available to Astellas.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(iii) Valid Claim Expiration. If, with respect to a Licensed Product in a country in the Astellas Territory, there are no Valid Claims remaining within the Frequency Patent Rights that [***] of such Licensed Product in such country, then the applicable royalty rates for the Licensed Product in such country shall be reduced by [***] percent ([***]%).

(iv) Maximum Total Potential Royalty Adjustment. Except with respect to any royalty reduction for any [***] with any Person that Astellas reasonably believes, in good faith, has a bona fide claim of inventorship with respect to any Frequency Patent Right existing as of the Effective Date (or any Frequency Patent Right that claims any invention existing as of the Effective Date that relates to Licensed Products) pursuant to Section 9.06(c)(ii) (Royalties) (which reductions are not limited in any way by this Section 9.06(c)(iv) (Royalties)), the cumulative reduction of applicable royalties due to Frequency pursuant to Section 9.06(c)(i), Section 9.06(c)(ii) and Section 9.06(c)(iii) (Royalties) shall not result in a total reduction of the royalties due to Frequency under Section 9.06(a) (Royalties) for any Calendar Quarter of more than [***] percent ([***]%); provided that Astellas will be entitled to carry forward and apply as an offset in future Calendar Quarters any amounts with respect to which Astellas would have been entitled to make a reduction but for such maximum Calendar Quarter reduction.

Section 9.07. Royalty Payments and Reports.

On a Licensed Product-by-Licensed Product and country-by-country basis, until the expiration of the Royalty Term with respect to such Licensed Product in such country in the Astellas Territory, Astellas shall provide quarterly written reports (a “Royalty Report”) to Frequency within [***] ([***]) days after the end of each Calendar Quarter, setting forth (a) the amount of gross sales, (b) the amount of Net Sales and applicable deductions therefrom (including such amounts expressed in local currency and as converted to Dollars), and (c) a calculation of the amount of the royalty payment due on such Net Sales, in each case ((a) – (c)) for such Licensed Product in such Calendar Quarter in such country. Concurrently with the provision of such Royalty Report, Astellas shall make the royalty payments due in accordance with the foregoing. Notwithstanding any provision of this Agreement to the contrary, in making such royalty payments to Frequency, Astellas shall be entitled to offset in full the actual amount of royalties it has paid or will pay to MEEI [***] based upon the same sales of Licensed Product during the same Calendar Quarter, and shall reflect each such offset in reasonable detail in each corresponding Royalty Report provided to Frequency.

Section 9.08. Existing Frequency In-License Agreements; Inventorship Claims. Notwithstanding any provision of this Agreement to the contrary, Frequency shall be solely responsible for any and all amounts due to any Third Party under or in connection with (a) any In-License Agreements existing as of the Effective Date or (b) any In-License Agreement with

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

any Person in connection with such Person’s claim of inventorship or ownership (in whole or in part) with respect to any Frequency Patent Right existing as of the Effective Date (or any Frequency Patent Right that claims any invention existing as of the Effective Date that relates to Licensed Products). Each Party shall promptly (but in no more than [***] ([***]) Business Days following the first date that it becomes aware) notify the other Party if it becomes aware of a potential or actual claim that one or more Person(s) was omitted as a named inventor with respect to any Frequency Patent Right existing as of the Effective Date (or any Frequency Patent Right that claims any invention existing as of the Effective Date that relates to Licensed Products) or otherwise retains any ownership or other rights with respect to any Frequency Patent Right existing as of the Effective Date (or that claims any invention existing as of the Effective Date that relates to Licensed Products) (each such Person, a “Third Party Claimant”). Notwithstanding anything to the contrary in this Agreement (including this ARTICLE IX), if a Party becomes aware of any potential or actual claim that one or more Third Party Claimants was omitted as a named inventor on a Frequency Patent Right existing as of the Effective Date (or any Frequency Patent Right that claims any invention existing as of the Effective Date that relates to Licensed Products) or otherwise retains any ownership or other rights with respect to any Frequency Patent Right existing as of the Effective Date (or any Frequency Patent Right that claims any invention existing as of the Effective Date that relates to Licensed Products), then Astellas may withhold, and shall have no further obligation to pay Frequency any further amounts under this Agreement (including this ARTICLE IX) unless and until:

(a) [***]

(b) [***]

(c) [***] or

(d) [***]

Upon the occurrence of any of clauses (a) through (d) of this Section 9.08 (Existing Frequency In-License Agreements; Inventorship Claims), Astellas will pay to Frequency any amounts withheld by Astellas under this Section 9.08 (Existing Frequency In-License Agreements; Inventorship Claims) to Frequency within [***] ([***]) days of such occurrence but may deduct from such payments (1) any costs incurred by Astellas or its Affiliates in conducting the activities described in clause (a), (b) or (c), as applicable, (2) any damages incurred by Astellas, and (3) any amounts that Astellas has the right to offset under Section 9.06(c)(ii) (Royalties).

Section 9.09. Recordkeeping.

(a) Astellas. Each Astellas Entity shall keep full, clear and accurate records of Licensed Products that are made, used or sold under this Agreement and of any costs borne by such Astellas Entity for any Joint Study and any activities conducted pursuant to the Development Plans and the Joint Manufacturing Plan in accordance with the Accounting Standards consistently applied, for a period of at least [***] ([***]) years after the end of the calendar

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

year to which the records relate, setting forth the sales of Licensed Products in sufficient detail to enable Frequency to verify the amounts of Astellas’ payment obligations hereunder. Each Astellas Entity further agrees to permit its books and records to be examined by an independent accounting firm selected by Frequency and reasonably acceptable to Astellas no more than once per calendar year to verify any reports and payments delivered under this Agreement during the [***] ([***]) most recently ended calendar years, upon reasonable notice (which shall be no less than [***] ([***]) days prior notice) and during regular business hours and subject to a reasonable confidentiality agreement. The Parties shall reconcile any underpayment or overpayment within [***] ([***]) days after the accounting firm delivers the results of any audit. Such examination is to be made at the expense of Frequency, except in the event that the results of the audit reveal an underpayment by Astellas of [***] percent ([***]%) or more during the period being audited, in which case reasonable audit fees for such examination shall be paid by Astellas.

(b) Frequency. Each Frequency Entity shall keep full, clear and accurate records of any costs borne by such Frequency Entities for any Joint Study and for any activities conducted pursuant to the Development Plan and the Joint Manufacturing Plan in accordance with the Accounting Standards consistently applied, for a period of at least [***] ([***]) years after the end of the calendar year to which the records relate, in sufficient detail to enable Astellas to confirm its payment obligations hereunder. Frequency further agrees to permit its books and records to be examined by an independent accounting firm selected by Astellas and reasonably acceptable to Frequency no more than [***] per calendar year, to verify any invoices delivered under Section 9.02(c) (Development and CMC Development Costs; Certain Payments [***]) during the [***] ([***]) most recently ended calendar years, upon reasonable notice (which shall be no less than [***] ([***]) days prior notice) and during regular business hours and subject to a reasonable confidentiality agreement. The Parties shall reconcile any underpayment or overpayment within [***] ([***]) days after the accounting firm delivers the results of any audit. Such examination is to be made at the expense of Astellas, except in the event that the results of the audit reveal an overcharging by Frequency of [***] percent ([***]%) or more during the period being audited, in which case reasonable audit fees for such examination shall be paid by Frequency.

Section 9.10. Currency Conversion. Wherever it is necessary to convert currencies for Net Sales invoiced in a currency other than the Dollar, such conversion shall be made into Dollars at the T.T.M. rate published by the Bank of Mitsubishi UFJ, Ltd. in Japan, consistent with Astellas’ regular business practices and in accordance with the Accounting Standards, consistently applied with respect to Astellas’ other product sales. Once the amount of Net Sales paid to Frequency in respect of a particular Calendar Quarter has been converted into Dollars, such amount of Dollars shall be used for the purpose of calculating the total amount of Net Sales during the calendar year that includes such Calendar Quarter.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 9.11. Methods of Payment; Disputed Amounts. All payments due to either Party under this Agreement shall be made by such Party (and not any Affiliate of such Party) in Dollars by wire transfer to a bank account of the other Party (and not any Affiliate of the other Party). Any disputes regarding amounts payable under this Agreement shall first be referred for resolution to the Executive Officers pursuant to Section 3.10 (Executive Officers; Disputes). If such Executive Officers do not resolve such dispute within [***] ([***]) Business Days of such referral, then either Party may submit such dispute to arbitration pursuant to ARTICLE XVI (Arbitration) by submitting an Arbitration Request pursuant to Section 16.01(a) (Arbitration Request).

Section 9.12. Taxes. Without prejudice to the provisions of Section 9.11 (Methods of Payment), Frequency shall be liable for all United States taxes imposed upon, or measured by, net income (including interest thereon) derived from its receipt of any payments made by Astellas to Frequency under this Agreement. If applicable Laws require the deduction or withholding of such taxes, Astellas shall deduct, withhold and timely pay over such taxes as required by applicable Laws, and shall submit to Frequency appropriate proof of payment of the withheld taxes, as well as the official receipts within a reasonable period of time. The Parties agree to cooperate with one another and use commercially reasonable efforts (including making any necessary filings) to avoid or reduce income tax or withholding or similar obligations in respect to royalties, milestone payments, and other payments made by Astellas to Frequency under this Agreement. Frequency shall provide Astellas with any tax forms that may be reasonably necessary in order for Astellas to not withhold tax or withhold tax at a reduced rate under the applicable bilateral tax treaty. Frequency shall use commercially reasonable efforts to provide any such tax forms to Astellas in advance of the applicable due date, and each Party shall provide the other with reasonable assistance to enable the reduction or recovery, as permitted by Law, of withholding taxes or similar obligations resulting from payments made under this Agreement.

Section 9.13. Late Payments. Interest shall be payable by each Party on any amounts payable to the other Party under this Agreement that are not paid by the due date for payment. All interest shall accrue and be calculated on a daily basis (both before and after any judgment) at a rate per month equal to the lesser of (a) [***] above the then-current “prime rate” in effect published in The Wall Street Journal or (b) the maximum rate permissible under applicable Law for the period from the due date for payment until the date of actual payment. The payment of such interest shall not limit the receiving Party from exercising any other rights it may have as a consequence of the lateness of any payment.

Section 9.14. Invoices. Frequency acknowledges that Astellas requires a hard copy of invoices for all payments due under this Agreement, which invoices shall be sent to:

Astellas Pharma Inc.

2-5-1

Nihonbashi-Honcho, Chuo-ku

Tokyo 103-8411, Japan

Attention: Vice President, Business Development

Facsimile: [***]

(which address may be changed by Astellas from time to time upon written notice to Frequency).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

ARTICLE X

INTELLECTUAL PROPERTY

Section 10.01. Ownership.

(a) As between the Parties, ownership of the Frequency Know-How and Frequency Patent Rights shall remain vested at all times in Frequency.

(b) As between the Parties, ownership of the Astellas Know-How and Astellas Patent Rights shall remain vested at all times in Astellas.

(c) Ownership of Know-How, including inventions (whether or not patentable), and Patent Rights invented, conceived or developed by or on behalf of either Party’s or both Parties’ (or their Affiliates’) employees or agents during the Term in the course of such Party or Parties’ (or their Affiliates’) exploitation (including research, Development, Manufacture and Commercialization) of Licensed Products in the Field during the Term (to the extent such Know-How and Patent Rights relate to the Licensed Product and subject to this Section 10.01(c) (Ownership), the “Collaboration IP”), shall be determined based on inventorship such that (i) Frequency shall own all Collaboration IP invented, as between the Parties, solely by or on behalf of Frequency, its employees and agents (“Frequency Collaboration IP”); (ii) Astellas shall own all Collaboration IP invented, as between the Parties, solely by or on behalf of Astellas, its employees and agents (“Astellas Collaboration IP”); and (iii) the Parties will jointly own Collaboration IP invented jointly, on the one hand, by Frequency (or on behalf of Frequency by its employees and agents) and, on the other hand, by Astellas (or on behalf of Astellas by its employees or agents) (“Joint Collaboration IP”). Each Party shall promptly disclose to the other Party any such Collaboration IP upon becoming aware thereof, but in any event no later than [***] ([***]) days after the identification, conception, discovery, authorship, development or reduction to practice thereof. Subject to the exclusive rights granted to Astellas under Section 2.01 (Grants of Licenses) and Section 2.07 (Rights of First Negotiation), each Party shall have the right to freely exploit its interest in the Joint Collaboration IP, including the right to grant licenses to Third Parties under its interest in the Joint Collaboration IP, without the consent of, and without accounting to, the other Party; provided, however, that for clarity, the foregoing joint ownership and associated rights shall not be construed as granting, conveying or creating any license or other rights to any of the other Party’s solely-owned intellectual property, unless otherwise expressly set forth in this Agreement.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(d) For purposes of determination of ownership hereunder, inventorship shall be determined according to United States patent Laws.

(e) Each Party shall be solely responsible for payments due under applicable inventor remuneration Laws in any country to each inventor as to any Patent Right described in the foregoing Section 10.01(a)-(d) (Ownership) to which such Party is assigned an ownership interest by such inventor.

Section 10.02. Prosecution of Patent Rights.

(a) Subject to the applicable terms of each In-License Agreement (including, with respect to the MIT License Agreement, terms granting MIT the first right to prepare, file, prosecute and maintain Patent Rights licensed by MIT to Frequency):

(i) Frequency shall have the first right, but not the obligation, [***], to file, prosecute and maintain all (1) Frequency Patent Rights (including, for purposes of this Section 10.02(a) (Prosecution of Patent Rights), Patent Rights included in the Frequency Collaboration IP), (2) Patent Rights in the Frequency Territory included in the Joint Collaboration IP and (3) Patent Rights included in the Joint Collaboration IP in the Astellas Territory to the extent that any such Patent Right claims priority to any Frequency Patent Right existing as of the Effective Date (each such Patent Right, a “Joint Priority Patent Right”). If Frequency elects not to, or is unable to, file, prosecute or maintain any such Patent Right in any country, Frequency shall provide Astellas with written notice of its decision or inability not less than [***] ([***]) days before any action is required to avoid abandonment, lapse or any other loss of rights with respect to such Patent Right and, in such cases, shall permit Astellas and its Affiliates, [***], to take such actions itself. In such case, (A) Frequency shall execute such documents and perform such acts as may be reasonably necessary for Astellas to perform such actions, and (B) such Patent Right shall be not be treated as a Frequency Patent Right on a country-by-country basis for purposes of calculating royalties under Section 9.06 (Royalties).

(ii) Frequency shall consult with Astellas on the preparation, filing, prosecution and maintenance of each such Patent Right under Section 10.02(a)(i) (Prosecution of Patent Rights), including any Patent Rights licensed by MIT to Frequency. Frequency shall furnish Astellas with copies of each document relevant to such preparation, filing, prosecution and maintenance at least [***] ([***]) days prior to the filing of such document or making any payment due thereunder to allow for review and comment by Astellas, and shall implement (or, in the case of Patent Rights licensed by MIT to Frequency, shall cause MIT to implement to the full extent permitted under the MIT License Agreement) all comments with respect thereto provided by Astellas within [***] ([***]) days following Astellas’ receipt of such document; provided that in the event that Frequency reasonably believes that implementing any such comment would result

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

in a material adverse effect on the scope of patent protection on a Licensed Product being Developed or Commercialized in the Frequency Territory, it may refer such matter to the JSC for resolution pursuant to Section 3.11 (Final Decision-Making Authority). Frequency shall also furnish Astellas with copies of all final filings and responses made to any patent authority with respect to the Patent Rights being prosecuted by Frequency in a timely manner following submission thereof.

(iii) In preparing, filing, prosecuting and maintaining any Patent Right in accordance with Section 10.02(a)(i) (Prosecution of Patent Rights), in no event shall Astellas take any position that is contrary to or detrimental to the scope or enforceability of any other Patent Rights owned or otherwise controlled by Frequency in the Frequency Territory that are counterparts to any such Patent Right being handled by Astellas.

(b) Subject to the terms of each Astellas In-License Agreement [***]:

(i) Astellas shall have the first right, but not the obligation, to file, prosecute and maintain [***] all Astellas Patent Rights, any Patent Rights included in Astellas Collaboration IP and any Patent Rights included in the Joint Collaboration IP in the Astellas Territory (other than any Joint Priority Patent Rights). If Astellas elects not to, or is unable to, file, prosecute or maintain any Patent Rights included in the Astellas Collaboration IP or the Joint Collaboration IP in any country, then Astellas shall provide Frequency with written notice of its decision or inability not less than [***] ([***]) days before any action is required to avoid abandonment, lapse or any other loss of rights with respect to such Patent Right, and, in such cases, shall permit Frequency [***] to take such actions itself. In such case, (A) Astellas shall execute such documents and perform such acts as may be reasonably necessary for Frequency to perform such actions, and (B) to the extent such Patent Right is included in the Joint Collaboration IP, such Patent Right shall be deemed a Frequency Patent Right on a country-by-country basis under Section 9.06 (Royalties).

(ii) Astellas shall consult with Frequency on the preparation, filing, prosecution and maintenance of Patent Rights described in Section 10.02(b)(i) to the extent such Patent Rights constitute Joint Collaboration IP. Astellas shall furnish Frequency with copies of each document relevant to such preparation, filing, prosecution and maintenance at least [***] ([***]) days prior to filing such document or making any payment due thereunder to allow for review and comment by Frequency, and shall consider in good faith timely comments from Frequency thereon. Astellas shall also furnish Frequency with copies of all final filings and responses made to any patent authority with respect to such Patent Rights being prosecuted by Astellas in a timely manner following submission thereof.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(iii) In preparing, filing, prosecuting and maintaining any Patent Right in accordance with Section 10.02(b)(ii) (Prosecution of Patent Rights), in no event shall Frequency take any position that is contrary to or detrimental to the scope or enforceability of any Astellas Patent Rights or any Patent Rights owned or otherwise controlled by Astellas in the Astellas Territory that are counterparts to any Astellas Patent Right.

Section 10.03. Enforcement and Defense. Subject to the applicable terms of each In-License Agreement, each Astellas In-License Agreement, [***] and the Frequency MEEI License Agreement:

(a) If either Party becomes aware of any Third Party activity, including any Development activity (whether or not an exemption from infringement liability for such Development activity is available under applicable Law), that infringes (or that is directed to the Development of a product that would infringe) a Frequency Patent Right or Astellas Patent Right or a Patent Right included in the Collaboration IP, then the Party becoming aware of such activity shall give prompt written notice to the other Party regarding such alleged infringement or misappropriation (collectively, “Infringement Activity”).

(b) The Party with rights to Commercialize Licensed Product within the portion of the Territory in which the Infringement Activity is taking place shall have the first right, but not the obligation, to attempt to resolve any Infringement Activity in that portion of the Territory by commercially appropriate steps [***], including the filing of an infringement or misappropriation suit using counsel of its own choice. If such Party fails to resolve such Infringement Activity in such portion of the Territory, or to initiate a suit with respect thereto by the date that is [***] ([***]) days before any deadline for taking action to avoid any loss of material enforcement rights or remedies, then, with such Party’s written consent (which shall not be unreasonably withheld, conditioned or delayed), the other Party shall have the right, but not the obligation, to attempt to resolve such Infringement Activity in such portion of the Territory by commercially appropriate steps [***], including the filing of an infringement or misappropriation suit using counsel of its own choice.

(c) Any amounts recovered by a Party as a result of an action pursuant to Section 10.03(b) (Enforcement and Defense), whether by settlement or judgment, shall be allocated [***]; provided that, any recovery realized by a Party as a result of such enforcement action that is awarded on the basis of lost sales for a Licensed Product in the Astellas Territory under this Agreement shall be [***].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(d) If a Third Party asserts that a Frequency Patent Right or Astellas Patent Right or a Patent Right that is Collaboration IP is invalid or unenforceable as a counterargument during the enforcement action under this Section 10.03 (Enforcement and Defense), then the Party enforcing the right shall have the first right to defend against such assertion. If a Third Party outside of an enforcement action under this Section 10.03 (Enforcement and Defense) asserts that a Frequency Patent Right or Astellas Patent Right or a Patent Right that is Collaboration IP is invalid or unenforceable, then the Party owning such Patent Right shall have the first right, but not the obligation, to defend against such assertion (such Party with a sole or first right to defend being known as the “First Defending Party”), and, [***], the other Party shall provide reasonable assistance in defending against such Third Party assertion. In the case that a Third Party asserts that any Patent Right that constitutes Joint Collaboration IP is invalid or unenforceable, Frequency shall have the first right to act as the First Defending Party with respect to such assertion in the Frequency Territory and Astellas shall have the first right to act as the First Defending Party with respect to such assertion in the Astellas Territory. The First Defending Party shall (i) keep the other Party reasonably informed regarding such assertion and such defense (including by providing such other Party with drafts of each filing within a reasonable period before the deadline for such filing and promptly providing such other Party with copies of all final filings and correspondence), (ii) consult with the other Party on such defense and (iii) consider in good faith all comments from the other Party regarding such defense. The non-defending Party shall have the right to join as a party to such defense and participate with its own counsel [***]; provided, however, that the First Defending Party shall retain control of such defense.

(e) In any event, at the request [***] of the Party bringing an infringement or misappropriation action under Section 10.03(b) (Enforcement and Defense) or defending an action under Section 10.03(d) (Enforcement and Defense), the other Party shall provide reasonable assistance in any such action (including entering into a common interest agreement if reasonably deemed necessary by any Party). Further, such Party shall (i) keep the other Party reasonably informed regarding all of such Party’s assertions (including by providing such other Party with drafts of each filing within a reasonable period of time before the deadline for such filing and promptly providing such other Party with copies of all final filings and correspondence), (ii) consult with the other Party, and (iii) consider in good faith all comments from the other Party regarding such assertions. The other Party shall be joined as a party to the suit if necessary for the initiating or defending Party to bring or continue such suit. Neither Party may settle any action or proceeding brought under Section 10.03(b) (Enforcement and Defense) or Section 10.03(d) (Enforcement and Defense), or knowingly take any other action in the course thereof, in a manner that materially adversely affects the other Party’s interest in any Frequency Patent Rights or Astellas Patent Rights in the other Party’s portion of the Territory without the written consent of such other Party. Each Party shall always have the right to be represented by counsel of its own selection and [*** in any suit or other action instituted by the other Party pursuant to Section 10.03(b) (Enforcement and Defense) or Section 10.03(d) (Enforcement and Defense).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 10.04. Defense of Third Party Infringement and Misappropriation Claims. Subject to the applicable terms of each In-License Agreement:

(a) If a Third Party asserts that a Patent Right or other intellectual property right Controlled by it in the Territory is infringed or misappropriated by a Party’s activities under this Agreement or a Party becomes aware of a Patent Right or other intellectual property right that might form the basis for such a claim, the Party first obtaining knowledge of such a claim or such potential claim shall immediately provide the other Party with written notice thereof and the related facts in reasonable detail. The Parties shall discuss what commercially appropriate steps, if any, to take to avoid infringement or misappropriation of said Third Party Patent Right or other intellectual property right controlled by such Third Party in the Territory.

(b) If a Third Party asserts that a Patent Right or other intellectual property right Controlled by it in the Territory is infringed or misappropriated by a Party’s activities under this Agreement, then such Party shall have the first right, but not the obligation, to defend against such assertion and, [***], the other Party will provide reasonable assistance in defending against such Third Party assertion. Such Party shall keep the other Party reasonably informed regarding such assertion and such defense.

Section 10.05. Patent Term Extensions. Subject to the applicable terms of each In-License Agreement, each Party having Regulatory Approval for a Licensed Product in the Field in its portion of the Territory shall select the appropriate Patent Rights for filing to obtain patent term extensions, including supplementary protection certificates and any other extensions that are now available or become available in the future, based on Regulatory Approvals for Licensed Products in the Field in its portion of the Territory, and the selecting Party shall consult with the other Party with respect to such decisions and shall consider the comments and concerns of the other Party in good faith. The Parties will, together in good faith, determine how to handle patent term extensions for jointly owned Patent Rights. Each Party shall cooperate with the other Party in gaining any patent term extensions, including by signing all necessary papers. If the applicable Patent Right selected by the selecting Party for patent term extension is not owned by such selecting Party, then the other Party shall file, [***], to obtain patent term extension of such Patent Right. In seeking or obtaining patent term extensions (including supplementary protection certificates and any other extensions that are now available or become available in the future) with respect to the Frequency Patent Rights or the Astellas Patent Rights (as applicable) in no event shall either Party take any position that is contrary to or detrimental to the scope or enforceability of any other Patent Rights of the other Party that Cover a Licensed Product.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 10.06. Patent Representatives. Within [***] ([***]) days following the Effective Date, each Party shall appoint a single individual to serve as a single point of contact between the Parties with respect to intellectual property matters that arise during the Term (each, a “Patent Representative”), including discussing and coordinating the Parties’ activities related to the filing, prosecution, maintenance, enforcement and defense of Patent Rights related to Licensed Products in the Field in the Territory. Such Patent Representative shall have the right to attend any Committee meeting as a non-voting participant. Each Party may change its Patent Representative at any time upon written notice to the other Party.

ARTICLE XI

DATA SECURITY AND PHARMACOVIGILANCE

Section 11.01. Data Security. During the Term, each Party will maintain safety and facility procedures, data security procedures and other safeguards against the disclosure, destruction, loss or alteration of the other Party’s information in its possession.

Section 11.02. Pharmacovigilance Agreement. No later than [***], the Parties shall commence discussions to establish and agree upon the timing for initiation and completion of a Pharmacovigilance Agreement. Such Pharmacovigilance Agreement shall (a) set forth the applicable worldwide pharmacovigilance obligations of each Party with respect to Licensed Products, (b) enable each Party to fulfill its respective local and national regulatory reporting obligations under applicable Law, and (c) provide for the exchange by the Parties of any information of which a Party becomes aware concerning any adverse event experienced by a subject or patient being administered any Licensed Product, whether or not such adverse event is determined to be attributable to any Licensed Product, including any such information received by either Party from any Third Party (subject to receipt of any required consents from such Third Party). It is understood that each Party (and, in the case of Frequency, the Frequency Entities, and, in the case of Astellas, the Astellas Entities), shall have the right to disclose such information if such disclosure is reasonably necessary to comply with applicable Laws or requirements of any applicable Regulatory Authority.

ARTICLE XII

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 12.01. Mutual Representations and Warranties. Each of Astellas and Frequency hereby represents and warrants to the other Party as of the Effective Date that:

(a) it is a corporation or entity duly organized and validly existing under the Laws of the state, municipality, province, administrative division or other country of its incorporation or formation;

(b) the execution, delivery and performance of this Agreement by it has been duly authorized by all requisite corporate action;

(c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and such performance does not conflict with or constitute a breach of any of its agreements with any Third Party;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(d) it has the right to grant the rights and licenses described in this Agreement;

(e) it has not made any commitment to any Third Party in conflict with the rights granted by it hereunder;

(f) to its knowledge, no consent, approval or agreement of any person or Governmental Authority is required to be obtained in connection with the execution and delivery of this Agreement; and

(g) it has not been debarred by the FDA, is not the subject of a conviction described in Section 306 of the FD&C Act and is not subject to any similar sanction of any other Governmental Authority outside of the US, and neither it nor any of its Affiliates has used, in any capacity, any person or entity who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction inside or outside of the US.

Section 12.02. Mutual Covenants. Each of Astellas and Frequency hereby covenants to the other Party that:

(a) it will not engage, in any capacity in connection with this Agreement or any ancillary agreement, any person or entity who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any similar sanction inside or outside of the US, and such Party shall inform the other Party in writing promptly if such Party or any person or entity engaged by such Party who is performing services under this Agreement, or any ancillary agreement, is debarred or is the subject of a conviction described in Section 306 of the FD&C Act or any similar sanction inside or outside of the US, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to such Party’s knowledge, is threatened, relating to any such debarment or conviction of a Party, any of its Affiliates or any such person or entity performing services hereunder or thereunder;

(b) during the Term, it will not make any commitment to any Third Party in conflict with the rights granted by it hereunder;

(c) it will comply with all applicable Laws in performing its activities hereunder;

(d) all Licensed Product Manufactured and supplied by such Party to the other Party under this Agreement shall: (i) meet the applicable specifications; and (ii) be Manufactured in accordance with applicable Laws, including any Governmental Authority requirements then in effect.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 12.03. Additional Frequency Warranties and Covenants. Frequency hereby represents, warrants and, as applicable, covenants, to Astellas as of the Effective Date that:

(a) Exhibit A contains a list of all Patent Rights that are Controlled by Frequency or its Affiliates as of the Effective Date and Cover Development, Manufacturing or Commercialization of the Licensed Products as they exist on the Effective Date in the Field in the Territory in accordance with this Agreement;

(b) all of the issued Patent Rights on Exhibit A are in full force and effect, and, to the best of Frequency’s Knowledge, are valid and enforceable;

(c) Frequency has not received written notice of any challenge in the Territory to the validity or enforceability of any of the Frequency Patent Rights listed in Exhibit A, and, to Frequency’s Knowledge, there is no reasonable basis for any such challenge;

(d) Frequency has the full right, power and authority to grant all right, title and interest in and to the licenses and other rights granted or to be granted to Astellas, Astellas’ Affiliates and Astellas’ sublicensees under this Agreement;

(e) each person who has or had any right in or to any Frequency Patent Rights listed in Exhibit A as of the Effective Date has assigned and has executed a valid and enforceable agreement assigning its entire right, title and interest in and to such Frequency Patent Rights to Frequency or the appropriate upstream licensor of Frequency under an In-License Agreement;

(f) except as may be acknowledged in the MIT License Agreement, no Frequency Technology existing as of the Effective Date is subject to any funding agreement with any government or Governmental Authority;

(g) with respect to each Frequency Patent Right existing as of the Effective Date, any Person who should have been named as an inventor on any and all patent applications or other documents or filings related to such Frequency Patent Right under Applicable Law, including any patent, was and is listed on such application, document, filing and patent;

(h) the Frequency Technology in existence as of the Effective Date, together with the intellectual property rights addressed by the Frequency MEEI License Agreement, comprises all of the intellectual property rights used by or on behalf of Frequency and the Frequency Entities in the research, Development, and Manufacturing of the Licensed Products in existence as of the Effective Date;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(i) other than the Frequency Technology that is licensed or assigned by Frequency to Astellas in this Agreement, together with the intellectual property rights addressed by the Frequency MEEI License Agreement, Frequency is not aware, and has not received any notice of any Frequency Technology (including Frequency Technology Controlled by a Third Party) that would be infringed, either by Astellas or by Frequency, in the course of conducting the Development Plans, or the Development, regulatory, Manufacturing and Commercialization activities (including distribution, marketing and sales activities) in connection with any Licensed Product in the Astellas Territory;

(j) as of the Effective Date, Frequency is in compliance, in all material respects, with the MIT License Agreement and all other In-License Agreements, and to Frequency’s Knowledge, no circumstances exist which could reasonably be expected to result in a breach or default of the MIT License Agreement or any other In-License Agreement;

(k) to Frequency’s Knowledge, no Third Party is infringing or misappropriating or threatening to infringe or misappropriate any Frequency Technology in the Field in the Territory;

(l) Frequency and its Affiliates (i) have not, prior to or as of the Effective Date, assigned, transferred, conveyed or otherwise encumbered their right, title and interest in any Frequency Technology within the Territory and (ii) will not, during the term, assign, transfer, convey or otherwise encumber their right, title and interest in any Frequency Technology within the Territory, with respect to clause (ii), in a manner that would diminish, conflict with or otherwise restrict the rights granted by Frequency and its Affiliates to Astellas under this Agreement;

(m) neither Frequency nor any of its Affiliates has received any written notification from a Third Party that the research, development, manufacture, use, sale or import of Licensed Products in the Territory would infringe or misappropriate the Patent Rights or Know-How owned or controlled by such Third Party;

(n) there are no claims, judgments or settlements against or pending, or amounts with respect thereto, owed by Frequency or any Frequency Entity, with respect to the Frequency Technology licensed to Astellas under this Agreement and Frequency has not received written notice threatening any such claims, judgments or settlements;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(o) it has provided Astellas with true, correct and complete copies of each In-License Agreement existing as of the Effective Date;

(p) it (i) shall not, and shall cause its Affiliates not to, without the written consent of Astellas, terminate, amend or otherwise modify any In-License Agreement or consent or waive rights with respect thereto in any manner that adversely affects the rights granted (or that may be granted) to Astellas, its Affiliates or sublicenses hereunder or Frequency’s ability to fully perform its obligations hereunder, (ii) shall remain, and cause its Affiliates to remain, in compliance in all material respects with all In-License Agreements, (iii) shall furnish Astellas with copies of all notices received by Frequency or its Affiliates relating to any alleged breach or default by Frequency or its Affiliates under any In-License Agreement within five (5) Business Days after receipt thereof;

(q) it shall promptly furnish Astellas with true and complete copies of all amendments to the In-License Agreements executed as of and following the Execution Date;

(r) to Frequency’s Knowledge, no Third Party has a valid basis upon which to claim that the research, development, manufacture, use, sale or import of Licensed Products in the Field and in the Territory, in each case, as contemplated by this Agreement, would infringe or misappropriate such Third Party’s Patent Rights or Know-How; and

(s) Frequency has no Knowledge of, and has not received written notice of, any pending or threatened litigation, arbitration or investigation before any regulatory or administrative body of any country or country (including any Governmental Authority), or pending or threatened civil, economic, administrative or criminal litigation in any country or country (including letters asserting claims, complaints, answers, briefs, motion papers, etc.) with respect to the Licensed Products in the Territory arising or the discovery or Development of the Licensed Products.

Section 12.04. Additional Astellas Warranties and Covenants. Astellas hereby represents, warrants and covenants to Frequency that:

(a) Astellas has the capability to Develop, obtain Regulatory Approval and, if applicable, Reimbursement Approval for, and Commercialize Licensed Products as contemplated in this Agreement;

(b) each Astellas Entity (other than Astellas) and each Astellas Entity’s employees and permitted agents and contractors have executed agreements or have existing obligations under applicable Laws, or, upon their engagement by Astellas or any of its Affiliates, will execute such agreements, requiring automatic assignment to Astellas of all inventions (whether patentable or not) or other Know-How identified, discovered, authored, developed,

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

conceived or reduced to practice during the course of and as the result of their association with Astellas or its Affiliates, and all intellectual property rights therein, and obligating the relevant individual or entity to maintain as confidential Astellas’ confidential information related to any Licensed Product as well as confidential information of other parties (including Frequency and any Frequency Entity) that such individual or entity may receive, to the extent required to support Astellas’ obligations under this Agreement; and

(c) there is no pending or threatened litigation, arbitration or investigation before any regulatory or administrative body of any country or country (including any Governmental Authority), or pending or threatened civil, economic, administrative or criminal litigation in any country or country (including letters asserting claims, complaints, answers, briefs, motion papers, etc.) relating to the transaction contemplated by this Agreement.

Section 12.05. Anti-Corruption.

(a) Anti-Corruption Provisions. Each Party represents and warrants to the other Party that such Party has not, in connection with this Agreement, directly or indirectly, offered, promised, paid, authorized or given, and each Party agrees that such Party will not, in connection with this Agreement, in the future, offer, promise, pay, authorize or give, money or anything of value, directly or indirectly, to any Government Official (as defined below) or Other Covered Party (as defined below) for the purpose of: (i) influencing any act or decision of such Government Official or Other Covered Party; (ii) inducing such Government Official or Other Covered Party to do or omit to do an act in violation of a lawful duty; (iii) securing any improper advantage; or (iv) inducing such Government Official or Other Covered Party to influence the act or decision of a Governmental Authority in order to obtain or retain business, or direct business to, any person or entity, in any way related to this Agreement.

For purposes of this Agreement: (A) “Government Official” means any official, officer, employee or representative of: (1) any Governmental Authority; (2) any public international organization or any department or agency thereof; or (3) any company or other entity owned or controlled by any Governmental Authority; and (B) “Other Covered Party” means any political party or party official, or any candidate for political office.

(b) Anti-Corruption Compliance.

(i) In performing under this Agreement, each Party, on behalf of itself, its respective Affiliates and its Entities, agrees to comply with all applicable anti-bribery and anti-corruption Laws of the Territory, including, with respect to Frequency, the Foreign Corrupt Practices Act of 1977, as amended from time to time (“FCPA”).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(ii) Each Party represents and warrants to the other Party that such Party is not aware of any Government Official or Other Covered Party having any financial interest in the subject matter of this Agreement or in any way personally benefiting, directly or indirectly, from this Agreement.

(iii) Neither Party, nor any Affiliate of any Party nor such Party’s Entities shall give, offer, promise or pay any political contribution or charitable donation at the request of any Government Official or Other Covered Party that is in any way related to this Agreement or any related activity.

(iv) Each Party shall, in all cases, refrain from engaging in any activities or conduct that would cause any of the other party’s Entities to be in violation of any applicable anti-bribery Laws, and, with respect to Frequency, FCPA. To the extent allowed by Law, if any Party’s Entity proposes to provide any information, data or documentation to any governmental or regulatory authority in respect of the Licensed Product that relates to or may result in a violation of any applicable anti-bribery Law (including, with respect to FCPA, a violation by Frequency), it shall first obtain the prior written approval of the other Party, which will not be unreasonably withheld, or shall provide such information, data or documentation in accordance with the other Party’s written instructions.

(v) Each Party agrees that it will, and will cause each of its directors, officers, employees, agents or other representatives who have any direct involvement with any of the management or operations of the business of such Party under this Agreement to, at the request of the other Party, and at least annually, provide the requesting Party with a certification of compliance with the provisions of this Section.

(vi) Each Party agrees that should it learn or have reason to know of: (A) any payment, offer or agreement to provide anything of value to a foreign Government Official or Other Covered Party the purpose of obtaining or retaining business or securing any improper advantage for Frequency under this Agreement or otherwise, or (B) any other development during the Term that makes inaccurate or incomplete the representations, warranties and certifications of such Party hereunder given or made as of the date hereof or at any time during the Term, relating to the FCPA or any applicable anti-bribery or anti-corruption Law of the Territory, such Party will immediately notify the other Party in writing of such knowledge or suspicion and the entire basis known therefor.

(vii) Notwithstanding any other provisions contained in this Agreement, each Party agrees that full disclosure of information relating to a possible violation of the FCPA, any applicable anti-bribery or anti-corruption Law of the Territory, or the existence and terms of this Agreement, including the compensation provisions hereof, may be made at any time and for any reason to the US government and its agencies, and to whomsoever the other Party determines has a legitimate need to know.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(viii) In the event that Frequency violates the FCPA, or a Party violates any anti-bribery and anti-corruption Law of the Territory or breaches any provision in this Section 12.05 (Anti-Corruption), the other Party shall have the right to unilaterally terminate this Agreement pursuant to Section 15.04 (Termination for Breach), except that the cure period set forth therein shall not apply.

Section 12.06. Disclaimer. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE INTELLECTUAL PROPERTY RIGHTS PROVIDED BY FREQUENCY TO ASTELLAS HEREIN ARE PROVIDED “AS IS” AND WITHOUT WARRANTY. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH OF THE PARTIES EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OR ENFORCEABILITY OF THEIR RESPECTIVE INTELLECTUAL PROPERTY RIGHTS, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

Section 12.07. Limitation of Liability. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, EXEMPLARY, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES OR DAMAGES FOR LOSS OF PROFIT OR LOST OPPORTUNITY IN CONNECTION WITH THIS AGREEMENT, ITS PERFORMANCE OR LACK OF PERFORMANCE HEREUNDER, OR ANY LICENSE GRANTED HEREUNDER. THE FOREGOING SHALL NOT LIMIT (a) ANY INDEMNIFICATION OBLIGATIONS HEREUNDER OR (b) REMEDIES AVAILABLE TO EITHER PARTY WITH RESPECT TO A BREACH OF ARTICLE XIII (CONFIDENTIALITY), OR SECTION 2.07 (RIGHT OF FIRST NEGOTIATION) OR (c) FRAUD COMMITTED BY THE OTHER PARTY.

ARTICLE XIII

CONFIDENTIALITY

Section 13.01. Generally. During the Term and for a period of [***] ([***]) years thereafter, each Party (a) shall maintain in confidence all Confidential Information of the other Party or any of such Party’s Affiliates; (b) shall not use such Confidential Information for any purpose except to fulfill its obligations or exercise its rights (for the avoidance of doubt, including, with respect to Frequency, the right to Commercialize the Licensed Products outside of the Field or Territory (and inside of the Field and Territory after any termination of this Agreement) and to Develop and Manufacture the Licensed Products in accordance with this Agreement) under this Agreement; and (c) shall not disclose such Confidential Information to anyone other than those of its Affiliates, directors, investors, prospective investors, lenders, prospective lenders, acquirers, prospective acquirers, licensees, prospective licensees, sublicensees, prospective sublicensees, employees, consultants, financial or legal advisors, or other agents or contractors (collectively, “Representatives”) who are bound by written obligations of nondisclosure and nonuse no less stringent than those set forth in this ARTICLE XIII (Confidentiality) and to whom such disclosure, under this Agreement, is necessary in

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

connection with the fulfillment of such Party’s obligations or exercise of such Party’s rights under this Agreement or in connection with bona fide financing or acquisition activities. Each Party shall (i) ensure that such Party’s Representatives who receive any of the other Party’s (or any of such Party’s Affiliates’) Confidential Information comply with the obligations set forth in this ARTICLE XIII (Confidentiality) and (ii) be responsible for any breach of these obligations by any of its Representatives who receive any of the other Party’s (or any of such Party’s Affiliates’) Confidential Information. Each Party shall notify the other Party promptly on discovery of any unauthorized use or disclosure of the other’s (or any of its Affiliates’) Confidential Information. Notwithstanding anything to the contrary in this ARTICLE XIII (Confidentiality), Frequency may disclose Astellas’ (or any of Astellas’ Affiliates’) Confidential Information to each Third Party counterparty under any In-License Agreement as reasonably required to fulfill Frequency’s obligations under such In-License Agreement, and Astellas acknowledges and agrees that, with respect to any such Confidential Information, such Third Party counterparty(ies) shall only be bound by the confidentiality obligations set forth in the applicable In-License Agreement(s).

Section 13.02. Exceptions. The obligations of confidentiality, non-disclosure, and nonuse set forth in Section 13.01 (Generally) shall not apply to, and “Confidential Information” shall exclude, any information to the extent the receiving Party (the “Recipient”) can demonstrate that such information: (a) was in the public domain or publicly available at the time of disclosure to the Recipient or any of its Affiliates by the disclosing Party or any of its Affiliates pursuant to this Agreement or the Confidentiality Agreement, or thereafter entered the public domain or became publicly available, in each case, other than as a result of any action of the Recipient, or any of its Representatives, in breach of this Agreement or the Confidentiality Agreement; (b) was rightfully known by the Recipient or any of its Affiliates (as shown by its written records) prior to the date of disclosure to the Recipient or any of its Affiliates by the disclosing Party or any of its Affiliates pursuant to this Agreement or the Confidentiality Agreement; (c) was received by the Recipient or any of its Affiliates on an unrestricted basis from a Third Party rightfully in possession of such information and not under a duty of confidentiality to the disclosing Party or any of its Affiliates; or (d) was independently developed by or for the Recipient or any of its Affiliates without reference to or reliance on the Confidential Information of the other Party or any of its Affiliates (as demonstrated by written records).

Section 13.03. Permitted Disclosures. Notwithstanding any other provision of this Agreement, Recipient’s (or its Affiliates’) disclosure of the other Party’s (or any of such Party’s Affiliates’) Confidential Information shall not be prohibited if such disclosure (e) is in response to a valid order of a court or other Governmental Authority, including the rules and regulations promulgated by the Securities and Exchange Commission (or similar foreign authority) or any other Governmental Authority; (f) is otherwise required by applicable Law or rules of a nationally or internationally recognized securities exchange or Nasdaq; or (g) is to patent offices in order to seek or obtain Patent Rights or to Regulatory Authorities in order to seek or obtain approval to conduct clinical trials or to gain Regulatory Approval with respect to the Licensed Products as contemplated by this Agreement; provided that such disclosure may be made only to the extent reasonably necessary to seek or obtain such Patent Rights or Regulatory Approvals, and the Recipient (or its applicable Affiliate(s)) shall use Commercially Reasonable Efforts to

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

obtain confidential treatment of such information. If a Recipient is required to disclose Confidential Information pursuant to Section 13.03(e) (Permitted Disclosures) or Section 13.03(f) (Permitted Disclosures), prior to any disclosure, the Recipient shall, to the extent legally permitted and practicable, provide the disclosing Party with prior written notice of such disclosure in order to permit the disclosing Party to seek a protective order or other confidential treatment of such disclosing Party’s Confidential Information.

Section 13.04. Publicity. The Parties recognize that each Party may from time to time desire to issue press releases and make other public statements or public disclosures (each, a “Public Statement”) in respect of this Agreement, including the Development or Commercialization of Licensed Products in the Territory. If either Party desires to make a Public Statement, it shall provide the other Party with such Public Statement at least [***] ([***]) days prior to the date it desires to make such public disclosure. Neither Party shall issue any Public Statements without the other Party’s prior written approval, which advance approval shall not be unreasonably withheld, conditioned or delayed. Each Party shall provide the other Party with a preliminary draft of any Public Statement that it intends to make with respect to Development of Licensed Products at least [***] ([***]) days in advance of such public disclosure and shall provide a final draft of such Public Statement at least [***] ([***]) days in advance of such public disclosure; provided that, if such Public Statement includes data owned by the other Party with respect to a Regional Study or Preclinical Research conducted by such Party in its portion of the Territory, then the publishing Party shall obtain the other Party’s prior written approval to include such data, which approval shall not be unreasonably withheld, conditioned or delayed. Once any public statement or public disclosure has been approved in accordance with this Section 13.04 (Publicity), then the applicable Party may appropriately communicate information contained in such permitted statement or disclosure. Notwithstanding anything to the contrary in this Section 13.04 (Publicity), nothing in this Section 13.04 (Publicity) shall be deemed to limit either Party’s rights under Section 13.03 (Permitted Disclosures) or either Party’s ability to issue press releases or make other public statements or public disclosures required by applicable Law or rules of a nationally or internationally recognized securities exchange or Nasdaq.

Section 13.05. Publications. Except for disclosures permitted pursuant to Section 13.02 (Exceptions), Section 13.03 (Permitted Disclosures) or Section 13.04 (Publicity), neither Party shall have the right to make any publication or presentation which relates to the scientific or technical results of any activities performed pursuant to this Agreement without the prior written consent or approval of the other Party. If either Party (the “Publishing Party”) wishes to publish or present in a public forum the scientific or technical results of any activities performed pursuant to this Agreement, the Publishing Party shall provide the other Party the opportunity to review any proposed abstracts, manuscripts or scientific presentations (including verbal presentations) which relate to its activities performed pursuant to this Agreement by delivering a copy thereof (if applicable) to the other Party at least [***] ([***]) days prior to their intended submission for publication. The other Party shall have [***] ([***]) days from its receipt of any such copy of the proposed disclosure in which to notify the Publishing Party in writing of approval of the disclosure, such approval not to be unreasonably withheld, conditioned or delayed. Each Party shall comply with (a) the other Party’s internal publication policy as well as its own internal publication policy, if any, (b) the guidelines issued by the academic journals or

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

scientific meetings applicable to the publication, and (c) guidelines by International Committee of Medical Journal Editors (“ICMJE”). (a), (b) and (c) shall be collectively referred to as the “Publication Guidelines”. In the event that Frequency is the Publishing Party and, if Frequency’s researcher meets the authorship criteria under the Publication Guidelines, such researcher shall execute an Authorship Agreement with Astellas.

Section 13.06. Injunctive Relief. Each Party acknowledges and agrees that there may be no adequate remedy at law for any breach of its obligations under this ARTICLE XIII (Confidentiality), that any such breach may result in irreparable harm to the other Party and, therefore, that, upon any such breach or any threat thereof, such other Party may seek appropriate equitable relief in addition to whatever remedies it might have at law without the necessity of showing actual damages.

ARTICLE XIV

INDEMNIFICATION

Section 14.01. Indemnification by Frequency. Frequency shall indemnify, hold harmless and defend Astellas and its Affiliates, and their respective directors, officers, consultants, agents, contractors and employees (the “Astellas Indemnitees”), from and against any and all Third Party suits, claims, actions, demands, liabilities, expenses, costs, damages, deficiencies, obligations or losses (including reasonable attorneys’ fees, court costs, witness fees, damages, judgments, fines and amounts paid in settlement) (“Losses”) to the extent that such Losses arise out of (a) any breach of this Agreement by Frequency, (b) the Development, Manufacture or Commercialization of any Licensed Product by or on behalf of any Frequency Entity, (c) the gross negligence or willful misconduct of any Frequency Indemnitee or, (d) [***]. Notwithstanding the foregoing, Frequency shall not have any obligation to indemnify the Astellas Indemnitees to the extent that the applicable Losses arise out of the negligence or willful misconduct of any Astellas Indemnitee or any breach of this Agreement by Astellas.

Section 14.02. Indemnification by Astellas. Astellas shall indemnify, hold harmless and defend Frequency and its Affiliates, and their respective directors, officers, consultants, agents, contractors and employees (the “Frequency Indemnitees”) from and against any and all Losses, to the extent that such Losses arise out of (a) any breach of this Agreement by Astellas (including any breach by Astellas of its obligations under Section 2.06(c) (Existing In-License Agreements)), (b) subject to clause d of Section 14.01 (Indemnification by Frequency), the Development, Manufacture or Commercialization of any Licensed Product by or on behalf of any Astellas Entity or (c) the gross negligence or willful misconduct of any Astellas Indemnitee. Notwithstanding the foregoing, Astellas shall not have any obligation to indemnify the Frequency Indemnitees to the extent that the applicable Losses arise out of the negligence or willful misconduct of any Frequency Indemnitee or any breach of this Agreement by Frequency.

Section 14.03. Procedure. In the event of a claim by a Third Party against an Astellas Indemnitee or Frequency Indemnitee entitled to indemnification under this Agreement (“Indemnified Party”), the Indemnified Party shall promptly notify the Party obligated to provide such indemnification (“Indemnifying Party”) in writing of the claim, and the

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Indemnifying Party shall undertake and solely manage and control, [***], the defense of the claim and its settlement. The Indemnified Party shall cooperate with the Indemnifying Party. The Indemnified Party may, [***], be represented in any such action or proceeding by counsel of its choice. The Indemnifying Party shall [***] without the Indemnifying Party’s written consent. The Indemnifying Party shall not settle any such claim unless such settlement fully and unconditionally releases the Indemnified Party from all liability relating thereto and does not impose any obligations on the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. No Indemnified Party may settle any claim for which it is being indemnified under this Agreement without the Indemnifying Party’s prior written consent.

Section 14.04. Insurance. Astellas shall, [***], obtain and maintain insurance with a reputable insurance carrier with respect to the Astellas Entities’ Development, Manufacture and Commercialization of Licensed Products under this Agreement in such type and amount and subject to such deductibles and other limitations as biopharmaceutical companies in the Territory customarily maintain with respect to the Development, Manufacture and Commercialization of similar products, but in any event no less than (a) [***], [***] Dollars ($[***]) per incident and (b) [***], [***] Dollars ($[***]) per incident and [***] Dollars ($[***]) annual aggregate. Such insurance policy shall provide product liability coverage and broad form contractual liability coverage for Astellas’ indemnification obligations under this Agreement. Astellas may, in its sole discretion, satisfy, in whole or in part, its obligations under this Section 14.04 (Insurance) through primary limits, umbrella limits, and its captive program. Astellas shall provide a certificate of insurance evidencing coverage within [***] ([***]) days upon reasonable request by Frequency. Astellas shall provide Frequency with written notice at least [***] ([***]) days prior to any cancellation, nonrenewal or material change in such insurance. If Astellas does not obtain replacement insurance providing comparable coverage within such [***] ([***]) day period, Frequency shall have the right to terminate this Agreement effective at the end of such [***] ([***]) day period without notice or any additional waiting periods. This Section 14.04 (Insurance) shall survive expiration or termination of this Agreement and last until [***] ([***]) years after the last sale of any Licensed Product by any Astellas Entity.

ARTICLE XV

TERM AND TERMINATION

Section 15.01. Term. The term of this Agreement shall begin on the Effective Date and, unless earlier terminated in accordance with the terms of this ARTICLE XV (Term and Termination), will expire upon the expiration of the last-to-expire Royalty Term (the “Term”).

Section 15.02. Termination at Will by Astellas. Astellas may terminate this Agreement in its entirety or on a Licensed Product-by-Licensed Product or country-by-country basis upon giving sixty (60) days’ written notice to Frequency. Simultaneously with providing Frequency a notice of termination under this Section 15.02 (Termination at Will by Astellas), Astellas shall provide to Frequency a list of all Regional Studies that are ongoing at such time. Upon notification by Astellas of a termination under this Section 15.02 (Termination at Will by Astellas), Frequency may assume all Development of terminated Licensed Products or Licensed Products within any terminated country within the Astellas Territory, other than any ongoing

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Regional Studies that Frequency elects not to pursue (each such Regional Study a “Rejected Regional Study”), in which case Astellas shall promptly wind down all Rejected Regional Studies in compliance with all applicable Laws [***]. For all Regional Studies that are not Rejected Regional Studies, all costs after the effective date of termination under this Section 15.02 (Termination at Will by Astellas) shall, [***].

Section 15.03. Termination for Patent Right Challenge. In the event that any Astellas Entity challenges, or assists any individual or entity in challenging, the validity, patentability or enforceability of any Frequency Patent Right (except, in each case, as required by Law) (a “Patent Challenge”), then, to the extent consistent with applicable Law, Frequency may immediately terminate this Agreement by providing written notice thereof to Astellas. Notwithstanding the foregoing, Frequency’s right to terminate this Agreement for Patent Right challenge set forth in this Section 15.03 (Termination for Patent Right Challenge) shall not apply (i) with respect to any claim that Frequency first asserts against Astellas or any of its Affiliates or sublicensees where the Patent Challenge is made by Astellas or its Affiliates or sublicensees in defense of such assertion by Frequency, or (ii) if such Patent Challenge was brought by an Astellas Entity and Astellas has terminated its agreement with such Astellas Entity or caused such Astellas Entity to withdraw such Patent Challenge within [***] ([***]) days following Frequency’s notice of such Patent Challenge (or if Astellas has provided such Astellas Entity with written notice of such termination and is enforcing such termination).

Section 15.04. Termination for Breach. Subject to the terms and conditions of this Section 15.04 (Termination for Breach), including Astellas’ rights set forth in Section 15.07 (Alternative to Termination), a Party (the “Non-Breaching Party”) shall have the right, in addition to any other rights and remedies available to such Party at law or in equity, to terminate this Agreement in the event the other Party (the “Breaching Party”) is in material breach of its obligations under this Agreement. The Non-Breaching Party shall first provide written notice to the Breaching Party, which notice shall identify with particularity the alleged breach (the “Breach Notice”). With respect to material breaches of any payment provision hereunder, the Breaching Party shall have a period of forty-five (45) days after such Breach Notice is provided to cure such breach and with respect to all other breaches, the Breaching Party shall have a period of ninety (90) days after such Breach Notice is provided to cure such breach (each such period, the “Notice Period”). If such breach is not cured within the applicable period set forth above, the Non-Breaching Party may, at its election, terminate this Agreement upon written notice to the Breaching Party; provided, however, that if a breach is not reasonably curable within the Notice Period and if the Breaching Party is making a bona fide effort to cure such breach, such termination shall be delayed for a time period to be agreed by both Parties in order to permit the Non-Breaching Party a reasonable period of time to cure such breach; provided, further, that if either Party initiates a dispute resolution procedure under Section 16.01 (Arbitration) to resolve the dispute for which termination is being sought, the Notice Period will be tolled and the termination will become effective only if such breach remains unchanged for ninety (90) days after the final resolution of the dispute through such dispute resolution procedure. The waiver by either Party of any breach of any term or condition of this Agreement shall not be deemed a waiver as to any subsequent or similar breach.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 15.05. Termination for Bankruptcy and Rights in Bankruptcy.

(a) To the extent permitted under applicable Law, if, at any time during the Term, an Event of Bankruptcy (as defined below) relating to either Party (the “Bankrupt Party”) occurs, the other Party (the “Other Party”) shall have, in addition to all other legal and equitable rights and remedies available to such Party, the option to terminate this Agreement upon sixty (60) days’ written notice to the Bankrupt Party. It is agreed and understood that, if the Other Party does not elect to terminate this Agreement upon the occurrence of an Event of Bankruptcy, except as may otherwise be agreed with the trustee or receiver appointed to manage the affairs of the Bankrupt Party, the Other Party shall continue to make all payments required of it under this Agreement as if the Event of Bankruptcy had not occurred, and the Bankrupt Party shall not have the right to terminate any license granted herein. The term “Event of Bankruptcy” means (a) filing in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Bankrupt Party or of its assets or (b) being served with an involuntary petition against the Bankrupt Party, filed in any insolvency proceeding, where such petition is not dismissed within sixty (60) days after the filing thereof.

(b) All rights and licenses granted under or pursuant to this Agreement by Astellas and Frequency are and shall otherwise be deemed to be, for purposes of Section 365(n) of the US Bankruptcy Code or any analogous provisions in any other country or country, licenses of right to “intellectual property” as defined under Section 101 of the US Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the US Bankruptcy Code or any analogous provisions in any other country. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the US Bankruptcy Code or any analogous provisions in any other country or country, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under clause (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party. The Parties acknowledge and agree that payments made under Section 9.03 (Development Milestone Payments) or Section 9.04 (Commercial Milestone Payments) or pursuant to any Supply Agreements shall not (x) constitute royalties within the meaning of Section 365(n) of the US Bankruptcy Code or any analogous provisions in any other country or country or (y) relate to licenses of intellectual property hereunder.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 15.06. Effect of Termination.

(a) In the event of any termination (but not expiration) of this Agreement, the following shall apply; provided, however, that, in the case of a termination of some but not all Licensed Products or countries within the Astellas Territory, the following shall apply only as to the terminated Licensed Product(s) or country(ies):

(i) All license grants in this Agreement from Frequency to Astellas shall immediately terminate (except for any perpetual, irrevocable licenses granted pursuant to the last sentence of Section 9.06(b) (Royalties) prior to the effective date of termination);

(ii) All license grants in this Agreement from Astellas to Frequency shall immediately terminate;

(iii) To the extent permitted under applicable Law, and subject to Section 15.02 (Termination at Will by Astellas), Astellas shall, as requested by Frequency on a clinical trial-by-clinical trial basis: (A) promptly wind down in an orderly manner any clinical trial then being conducted with respect to any Licensed Product in the Territory or (B) transfer in an orderly manner any clinical trial then being conducted with respect to any Licensed Product in the Territory to any Frequency Entity or a Third Party as specified by Frequency; provided that, Astellas shall be permitted to take all reasonable steps necessary to minimize liability and harm to patients in this process;

(iv) (A) Astellas shall cease using the Frequency Technology and return all inventory of the Licensed Product to Frequency, together with all copies of the Frequency Know-How and other Confidential Information of Frequency in the possession or control of Astellas or any of its Representatives, and (B) Frequency shall cease using the Astellas Technology and return all copies of the Astellas Know-How and other Confidential Information of Astellas in the possession or control of Frequency or any of its Representatives, except that in each case of clause ((A)-(B)), each Party may retain one copy thereof, to the extent that such Party requires such Confidential Information only for the purpose of performing any obligations under this Agreement that may survive such expiration or termination or for archival purposes. Notwithstanding anything to the contrary in this Agreement, Astellas shall have the right to retain any and all information recorded in Astellas’ electronic notebook system in accordance with Astellas’ internal policies and procedures; provided, that, that Astellas agrees to take any and all reasonable security measures to continue to treat such retained information in accordance with the confidentiality obligations set forth in Section 13.01 (Generally).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b) In the event of termination of this Agreement in accordance with Section 15.02 (Termination at Will by Astellas), Section 15.03 (Termination for Patent Challenge), termination by Frequency in accordance with Section 15.04 (Termination for Breach) or termination by Frequency in accordance with Section 15.05 (Termination for Bankruptcy and Rights in Bankruptcy), in addition to the other applicable effects of termination set forth under this Agreement: upon Frequency’s reasonable request, Astellas will negotiate in good faith with Frequency the terms and conditions pursuant to which Astellas may consider:

(i) to the extent feasible under applicable Law: (A) assigning and transferring to Frequency the Astellas Regulatory Documents (including Regulatory Approvals), clinical trial agreements (to the extent assignable), confidentiality and other agreements, and materials and Know-How relating to any Licensed Product, and solely to the extent in any Astellas Entity’s possession or control, and (B) disclosing to Frequency documents embodying the foregoing that are in any Astellas Entity’s possession or control or that any Astellas Entity is able to obtain using reasonable efforts;

(ii) taking such actions that may be reasonably required to transfer to Frequency or a Third Party designated by Frequency customers lists, promotional materials and other information it has generated for selling the Licensed Product in the Astellas Territory that are (A) solely related to the Licensed Products and (B) not subject to any confidentiality obligations to any Third Parties, as well as any remaining inventories of Licensed Product.

(iii) reasonably cooperating with Frequency (or its designated Frequency Entities) to cancel or transfer to Frequency registrations made by Astellas, if any, of any Trademark associated with any Licensed Product; and

(iv) granting to Frequency a license under certain Astellas Technology to Develop, Manufacture and Commercialize certain Licensed Products in the Territory.

Notwithstanding any provision of this Agreement to the contrary (A) Astellas shall have no obligation to undertake any of the activities or grant any of the rights described in clauses i – iv above unless and until the Parties enter into a mutual, written agreement regarding the same and (B) neither Party will have any obligation to enter into any such agreement. In negotiating any such agreement, the Parties shall discuss financial terms of that take into consideration Astellas’ development costs, contributions made in Development, Manufacture and Commercialization of the Licensed Products, and the market value of the Licensed Products that would be covered by such agreement. For the avoidance of doubt, in the case of a termination of some but not all Licensed Products or countries within the Astellas Territory, the provisions of this Section 15.06(b) apply only as to the terminated Licensed Product(s) or country(ies).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(c) Notwithstanding any expiration or termination of this Agreement, the Pharmacovigilance Agreement (with respect to Astellas’ obligations thereunder) shall continue in accordance with its terms.

Section 15.07. Alternative to Termination

(a) If Astellas has the right to terminate this Agreement pursuant to Section 15.04 (Termination for Breach) on account of Frequency’s uncured material breach, then Astellas may elect by written notice to Frequency within [***] ([***]) days following a final determination thereof to exercise its rights under this Section 15.07 (Alternative to Termination) in lieu of exercising its right under Section 15.04 (Termination for Breach) for such material breach. Upon Astellas’ election to exercise its rights under this Section 15.07 (Alternative to Termination), this Agreement will remain in full force and effect except that all future payments due from Astellas to Frequency under Section 9.03 (Development Milestone Payments), Section 9.04 (Commercial Milestone Payments) and Section 9.06 (Royalties) shall be reduced for the remainder of the Term by a percentage, such percentage not to exceed [***] percent ([***]%), subject to Section 15.07(c), that shall be mutually agreed upon by the Parties in good faith as a appropriate reasonable reflection of the damages incurred and to be incurred by Astellas as a result of Frequency’s material breach. For the avoidance of doubt, nothing in this Section 15.07 (Alternative to Termination) shall limit Astellas’ right to pursue any and all other remedies available for any such uncured material breach.

(b) In the event that Frequency, in good faith, disputes whether there is an uncured material breach and the Parties are unable to resolve the dispute in accordance with ARTICLE III (Governance), Frequency can begin arbitration in accordance with Section 16.01 (Arbitration). The payment reduction under Section 15.07(a) will not be implemented until the dispute is resolved by mutual written agreement of the Parties or in accordance with ARTICLE III (Governance) or Section 16.01 (Arbitration); provided that, if it is determined that Astellas had the right to terminate this Agreement pursuant to Section 15.04 (Termination for Breach) on account of Frequency’s uncured material breach, then Frequency will promptly reimburse Astellas the aggregate amount of payment reductions that have accrued since Astellas elected to exercise its rights under this Section 15.07 (Alternative to Termination) plus interest (in accordance with Section 9.13 (Late Payments)).

(c) In the event that the Parties are unable to mutually agree on the percentage, such percentage not to exceed [***] percent ([***]%), by which the payments shall be reduced under Section 15.07(a) within [***] ([***]) days of Astellas’ notice to Frequency that it elects to exercise its rights under this Section 15.07 (Alternative to Termination), either Party can initiate, by written notice to the other Party, arbitration in accordance with Section 16.01(d) (Baseball Arbitration Procedure for Certain Disputes). Within [***] ([***])

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

days after the arbitrators select one of the Party’s positions as their final decision by majority vote of the arbitrators, Frequency will reimburse Astellas the aggregate amount of payment reductions that have accrued since Astellas elected to exercise its rights under this Section 15.07 (Alternative to Termination) plus interest (in accordance with Section 9.13 (Late Payments)).

(d) [***]

Section 15.08. Survival; Accrued Rights. The following articles and sections of this Agreement shall survive expiration or early termination for any reason: ARTICLE I; Section 2.03; Section 9.02 (solely with respect to amounts due based upon time periods prior to the effective date of expiration or termination); Sections 9.03-9.05 (solely with respect to Milestone Events that are achieved prior to the effective date of expiration or termination); Sections 9.06-9.07 (solely with respect to amounts due based upon time periods prior to the effective date of expiration or termination; provided that any perpetual, irrevocable licenses under the last sentence of Section 9.06(b) shall survive on a perpetual, irrevocable basis); Section 9.08; Section 9.09 (solely for the [***] ([***]) full calendar years immediately following the effective date of expiration or termination); Sections 9.10-9.14 (solely with respect to amounts due based upon time periods prior to the effective date of expiration or termination); Section 10.01; Section 12.07; ARTICLE XIII (solely for a period of [***] ([***]) years following the effective date of expiration or termination); Sections 14.01-14.03 (solely with respect to indemnifiable events that occur prior to the effective date of expiration or termination); Section 15.06; Section 15.08; ARTICLE XVI; and ARTICLE XVIII. In any event, expiration or termination of this Agreement shall not relieve either Party of any liability that accrued hereunder prior to the effective date of such expiration or termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice either Party’s right to obtain performance of any obligation.

ARTICLE XVI

DISPUTE RESOLUTION; GOVERNING LAW

Section 16.01. Arbitration. Subject to Section 16.01(e) (Intellectual Property Disputes) and Section 16.01(d) (Baseball Arbitration Procedure for Certain Disputes), any disputes, claims or controversies in connection with this Agreement, including any questions regarding its formation, existence, validity, enforceability, performance, interpretation, breach or termination, that are not resolved in accordance with ARTICLE III (Governance) and are not subject to a Party’s final decision-making authority in accordance with ARTICLE III (Governance) shall be referred to and finally resolved by binding arbitration under the International Chamber of Commerce Rules of Arbitration (the “Rules”), which rules are deemed to be incorporated by reference into this Section 16.01 (Arbitration), in the manner described below:

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(a) Arbitration Request. If a Party intends to begin an arbitration to resolve a dispute arising under this Agreement, such Party shall provide written notice (the “Arbitration Request”) to the other Party of such intention and the issues for resolution. Any such dispute that is not to be resolved in accordance with Section 16.01(d) (Baseball Arbitration Procedure for Certain Disputes) or Section 16.01(e) (Intellectual Property Disputes) shall be resolved in accordance with Section 16.01(c) (General Arbitration Procedure for Disputes). Any such dispute that relates to validity or enforceability of a Patent Right shall be resolved in accordance with Section 16.01(e) (Intellectual Property Disputes).

(b) Additional Issues. Within [***] ([***]) days after the receipt of an Arbitration Request, the other Party may, by written notice, add additional issues for resolution.

(c) General Arbitration Procedure for Disputes. The seat of arbitration will be in New York, New York unless another venue is agreed upon by Parties, and it will be conducted in the English language. The arbitrators may not decide based on equity. Unless agreed by the Parties to choose a single common arbitrator, the arbitration will be conducted by three arbitrators, one appointed by each Party, according to the Rules. The two arbitrators appointed by the Parties will by mutual agreement appoint the third arbitrator, who will preside over the arbitration. Any dispute or omission regarding the appointment of the arbitrators by the Parties, as well as the choice of the third arbitrator, will be resolved by the International Chamber of Commerce (“ICC”). The arbitral award shall be final, definitive and binding on the Parties and their successors. [***]. Nothing in this Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other provisional remedy) to protect either Party’s name, Confidential Information, Know-How, intellectual property rights or any other proprietary right or otherwise to avoid irreparable harm, provided that such injunctive relief is sought in the United States from any court having jurisdiction over the Parties therein and the subject matter of the dispute as necessary. If the issues in dispute involve scientific or technical matters, any arbitrators chosen hereunder shall have educational training or experience sufficient to demonstrate a reasonable level of knowledge in the field of biotechnology and pharmaceuticals. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Parties intend that each award rendered by an Arbitrator hereunder shall be entitled to recognition and enforcement under the United Nations Convention on the Recognition and Enforcement of Arbitral Awards (New York, 1958).

(d) Baseball Arbitration Procedure for Certain Disputes. The procedures set forth in this Section 16.01(d) (Baseball Arbitration Procedure for Certain Disputes) shall apply to any disputes, claims or controversies expressly referred to this Section 16.01(d) under this Agreement, including disputes, claims or controversies regarding whether or not a Party has final decision-making authority (but not, for the avoidance of doubt, as to the exercise

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

of such final decision-making authority) and disputes as to the percentage reduction in payments made to Frequency under Section 15.07 (Alternative to Termination). Within [***] ([***]) days following the selection of the third arbitrator under the process set forth in Section 16.01(c) (General Arbitration Procedure for Disputes), each Party shall provide the arbitrators and the other Party with a written report setting forth its position with respect to the applicable dispute, and may submit a revised or updated report within [***] ([***]) days of receiving the other Party’s report. The arbitrators may request oral submissions by each Party, and each Party shall have the right to be present during oral submissions by the other Party. Within [***] ([***]) days after the last submission of the written reports or any oral submissions, the arbitrators shall select one of the Party’s positions as their final decision by majority vote of the arbitrators, and shall not have the authority to modify either Party’s position or render any substantive decision other than to so select the position of a Party as set forth in its respective written report.

(e) Intellectual Property Disputes. Unless otherwise agreed by the Parties, a dispute between the Parties relating to the validity or enforceability of any Patent Right shall not be subject to arbitration and shall be submitted to a court or patent office of competent country in the relevant country or country in which such patent was issued or, if not issued, in which the underlying patent application was filed.

Section 16.02. Choice of Law. This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the Parties hereunder, shall be construed under and governed by the Laws of the State of New York, exclusive of its conflicts of laws principles.

Section 16.03. Language. This Agreement has been prepared in the English language and the English language shall control its interpretation. All consents or notices to be delivered or provided by a Party under this Agreement shall be in the English language, and, in the event of any conflict between the provisions of any document and the English language translation thereof, the terms of the English language translation shall control.

ARTICLE XVII

ASSIGNMENT AND ACQUISITIONS

Section 17.01. Assignment.

(a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either Party (and, for these purposes, a merger, sale of assets, operation of law or other transaction shall be deemed an assignment) without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may, without the other Party’s written consent, assign this Agreement and its rights and obligations hereunder

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

in whole or in part to (i) an Affiliate of such Party or (ii) a Third Party that acquires, by or otherwise in connection with, a merger, sale of assets or otherwise, all or substantially all of the business of such Party to which the subject matter of this Agreement relates; provided that the assignee agrees in writing to assume all of such Party’s obligations under this Agreement. The assigning Party will remain responsible for the performance by its assignee of this Agreement or any obligations hereunder so assigned.

(b) The terms of this Agreement will be binding upon and will inure to the benefit of the successors, heirs, administrators and permitted assigns of the Parties. Any purported assignment in violation of this Section 17.01 (Assignment) will be null and void ab initio.

Section 17.02. Acquisitions. Each Party agrees that, in the event that a Party or any of its Affiliates (the “Acquired Party”) is acquired through a Change in Control by one or more persons or entities (collectively, the “Acquirer”), the Acquired Party shall be deemed not to “Control” or “own” for purposes of this Agreement, and the non-Acquired Party shall not obtain any rights or access under this Agreement to, any Know-How or Patent Rights owned by or licensed to such Acquirer, or any of such Acquirer’s Affiliates that were not Affiliates of the Acquired Party immediately prior to the consummation of such Change in Control, that were not already within Frequency Technology (if the Acquired Party is Frequency or any of its Affiliates) or Astellas Technology (if the Acquired Party is Astellas or any of its Affiliates) immediately prior to the consummation of such Change in Control. Each Party shall notify the other Party promptly after any Change in Control of such Party or any of its Affiliates. Further, each Party agrees that, in the event that a Party or any of its Affiliates acquires one or more persons or entities by way of acquisition, consolidation, merger or otherwise, then the Know-How and Patent Rights owned by or licensed to such acquired person or entity immediately prior to the consummation of such transaction shall not be considered Astellas Technology or Frequency Technology (as applicable) following the consummation of such transaction.

ARTICLE XVIII

MISCELLANEOUS

Section 18.01. Force Majeure. If either Party shall be delayed, interrupted in or prevented from the performance of any obligation hereunder by reason of force majeure, which may include any act of God, fire, flood, earthquake, war (declared or undeclared), public disaster, act of terrorism, government action, strike or labor differences, in each case outside of such Party’s reasonable control, such Party shall not be liable to the other therefor, and the time for performance of such obligation shall be extended for a period equal to the duration of the force majeure that occasioned the delay, interruption or prevention. The Party invoking the force majeure rights of this Section 18.01 (Force Majeure) must notify the other Party by courier or overnight dispatch (e.g., Federal Express) within a period of [***] ([***]) days of both the first and last day of the force majeure unless the force majeure renders such notification impossible, in which case notification will be made as soon as possible. If the delay resulting from the force majeure exceeds [***] ([***]) days, the other Party may terminate this Agreement immediately upon written notice to the Party invoking the force majeure rights of this Section 18.01 (Force Majeure).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 18.02. Entire Agreement. This Agreement, together with the exhibits and schedules attached hereto, constitutes the entire agreement between Frequency or any of its Affiliates, on the one hand, and Astellas or any of its Affiliates, on the other hand, with respect to the subject matter hereof, supersedes all prior understandings and writings between Frequency or any of its Affiliates, on the one hand, and Astellas or any of its Affiliates, on the other hand relating to such subject matter, including the Confidentiality Agreement, and, subject to Section 4.01 (Joint Development in the Field in the Territory), shall not be modified, amended or (subject to ARTICLE XV (Term and Termination)) terminated, except by another agreement in writing executed by the Parties.

Section 18.03. Severability. If, under applicable Law, any provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision of this Agreement (such invalid or unenforceable provision, a “Severed Clause”), it is mutually agreed that this Agreement shall endure except for the Severed Clause. The Parties shall consult one another and use their reasonable efforts to agree upon a valid and enforceable provision that is a reasonable substitute for the Severed Clause in view of the intent of this Agreement.

Section 18.04. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be mailed by internationally recognized express delivery service, or sent by facsimile or email and confirmed by mailing, as follows (or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith):

If to Frequency:

Frequency Therapeutics

19 Presidential Way

Woburn, MA 01801

Attention: CEO

Facsimile: [***]

With a copy to (which shall not constitute notice for purposes of this Agreement):

Latham & Watkins LLP

John Hancock Tower, 27th Floor

200 Clarendon Street

Boston, MA 02116

Attention: [***]

Facsimile: [***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

If to Astellas:

Astellas Pharma Inc.

2-5-1 Nihonbashi-Honcho, Chuo-ku

Tokyo 103-8411, Japan

Attention: Vice President, Business Development

Facsimile: [***]

With a copy to (which shall not constitute notice for purposes of this Agreement):

Astellas Pharma Inc.

2-5-1 Nihonbashi-Honcho, Chuo-ku

Tokyo 103-8411, Japan

Attention: Vice President, Legal

Facsimile: [***]

Any such notice shall be deemed to have been given (a) when delivered if personally delivered, (b) on receipt if sent by overnight courier or (c) on receipt if sent by mail.

Section 18.05. Agency. Neither Party is, nor will be deemed to be a partner, employee, agent or representative of the other Party for any purpose. Each Party is an independent contractor of the other Party. Neither Party shall have the authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

Section 18.06. No Waiver. Any omission or delay by either Party at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof, by the other Party, shall not constitute a waiver of such Party’s rights to the enforcement of any of its rights under this Agreement. Any waiver by a Party of a particular breach or default by the other Party shall not operate or be construed as a waiver of any subsequent breach or default by the other Party.

Section 18.07. Cumulative Remedies; Recovery of Damages. Except as may be expressly set forth herein, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law or in equity. Notwithstanding any provision of this Agreement to the contrary, including without limitation any reference to any payment as nonrefundable or non-creditable, if Astellas seeks direct damages from Frequency arising from any breach of this Agreement, then Astellas shall be entitled to seek damages including, without limitation, any and all amounts (a) paid by Astellas to Frequency under this Agreement, including without limitation any payment described as nonrefundable or non-creditable, or (b) that Astellas has expended during the Term to Develop, Manufacture, Commercialize or otherwise exploit Licensed Products, it being understood that whether any damages shall be awarded and in what amount shall at all times be determined by the arbitrators or court of competent jurisdiction.

Section 18.08. No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby, other than (a) to the extent provided in Section 14.01 (Indemnification by Frequency), the Astellas Indemnitees and (b) to the extent provided in Section 14.02 (Indemnification by Astellas), the Frequency Indemnitees.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 18.09. Performance by Affiliates, Sublicensees or Subcontractors. To the extent that this Agreement imposes any obligation on any Astellas Entity, Astellas shall cause such Astellas Entity to perform such obligation. Subject to Section 9.11 (Methods of Payment), either Party may use one or more of its Affiliates to perform its obligations and duties hereunder; provided that such Party shall remain liable hereunder for the prompt payment and performance of all of its obligations hereunder.

Section 18.10. Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be regarded as one and the same instrument. Signatures transmitted via PDF shall be treated as original signatures.

Section 18.11. Interpretation. (a) Whenever any provision of this Agreement uses the word “including,” “include,” “includes,” or “e.g.,” such word shall be deemed to mean “including without limitation” and “including but not limited to”; (b) “herein,” “hereby,” “hereunder,” “hereof” and other equivalent words shall refer to this Agreement in its entirety and not solely to the particular portion of this Agreement in which any such word is used; (c) a capitalized term not defined herein but reflecting a different part of speech from that of a capitalized term which is defined herein shall be interpreted in a correlative manner; (d) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders; (e) the recitals set forth at the start of this Agreement, along with the schedules and the exhibits to this Agreement, and the terms and conditions incorporated in such recitals, schedules and exhibits, shall be deemed integral parts of this Agreement and all references in this Agreement to this Agreement shall encompass such recitals, schedules and exhibits and the terms and conditions incorporated in such recitals, schedules and exhibits; provided that, in the event of any conflict between the terms and conditions of the body of this Agreement and any terms and conditions set forth in the recitals, schedules or exhibits, the terms of the body of this Agreement shall control; (f) in the event of any conflict between the terms and conditions of this Agreement and any terms and conditions that may be set forth on any order, invoice, verbal agreement or otherwise, the terms and conditions of this Agreement shall govern; (g) this Agreement shall be construed as if both Parties drafted it jointly, and shall not be construed against either Party as principal drafter; (h) unless otherwise provided, all references to Sections, Articles, Exhibits and Schedules in this Agreement are to Sections, Articles, Exhibits and Schedules of and to this Agreement; (i) any reference to any Law shall mean such Law as in effect as of the relevant time, including all rules and regulations thereunder and any successor Law in effect as of the relevant time, and including the then-current amendments thereto; (j) wherever used, the word “shall” and the word “will” are each understood to be imperative or mandatory in nature and are interchangeable with one another; (k) references to a particular person or entity include such person’s or entity’s successors and assigns to the extent not prohibited by this Agreement; (l) the captions and table of contents used herein are inserted for convenience of reference only and shall not be construed to create obligations, benefits or limitations; (m) the word “year” means any consecutive twelve (12) month period, unless otherwise specified and (n) except as the context expressly dictates otherwise, the word “or” will have its inclusive meaning identified with the phrase “and/or”.

[Signature page follows]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

IN WITNESS WHEREOF, the Parties have executed this Agreement through their duly authorized representatives to be effective as of the Effective Date.

FREQUENCY THERAPEUTICS, INC.

By:	/s/ David L. Lucchino
Name:	David L. Lucchino
Title:	President and Chief Executive Officer

ASTELLAS PHARMA INC.

By:	/s/ Kenji Yasukawa, Ph.D.
Name:	Kenji Yasukawa, Ph.D.
Title:	President and Chief Executive Officer

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit A

LIST OF FREQUENCY PATENT RIGHTS EXISTING AS OF THE EFFECTIVE DATE[

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit B

INITIAL DEVELOPMENT OUTLINE

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.